UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.           )
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Chord Energy Corporation
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Dear Shareholders,
2022 marked a transformational year for our company. On July 1, 2022, we closed the merger-of-equals transaction between Oasis Petroleum and Whiting Petroleum, creating Chord Energy, a scaled unconventional oil producer with a premier Williston Basin position. Together, we believe the new company is well positioned to create and deliver value for our stakeholders against the backdrop of an evolving energy landscape.

In 2023, we are focused on delivering value from the best practices identified and from synergies related to increased operational efficiency and scale. On this front, integration is progressing better than originally expected. Chord has increased its targeted annual synergies from $65 million to $100 million. Importantly, with our culture of continuous improvement, we expect to drive further efficiencies for years to come.

Additionally, our focus on creating shareholder value remains steadfast. Shortly after the merger, we announced a progressive return of capital program and committed to returning 75% or more of adjusted free cash flow to shareholders at current leverage levels. Further, we have implemented a rigorous capital allocation framework and believe in maintaining a strong balance sheet. Given our strong asset base, low leverage, and modest reinvestment rate, we believe Chord is in a unique position to deliver strong returns to our shareholders while maintaining significant organizational flexibility.

Chord remains committed to our sustainability values and ESG leadership, which we believe is a key component of our ability to be successful going forward. Chord is dedicated to transparent reporting of its environmental, social and governance (“ESG”) performance. We will issue our first formal Sustainability Report as an integrated company in 2023 which will cover our 2022 performance on a combined basis.

As we look forward, the company is in a compelling position to deliver value for all its stakeholders. Chord’s core values revolve around being responsible stewards of our resources, people, and environment for the benefit of our communities and our stakeholders. We would appreciate your vote in support of the items described in the accompanying proxy statement. Together, we are well-positioned for continued success.

Sincerely,

Daniel E. Brown	Lynn A. Peterson
President and Chief Executive Officer	Executive Chair

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The 2023 Annual Meeting of Shareholders of Chord Energy Corporation (the "Company") will be held at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Wednesday, April 26, 2023, at 9:00 a.m. Central Time.
AGENDA:
1.    Election of nine Directors to serve until the Company's 2024 Annual Meeting.
2.    Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023.
3.    Advisory vote to approve executive compensation as described in the accompanying proxy statement.
4.    Advisory vote on the frequency of future executive compensation advisory votes.
5.    To transact such other business as may properly come before the Annual Meeting.
These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a shareholder of record at the close of business on March 9, 2023.
YOUR VOTE IS IMPORTANT
Please vote over the Internet at www.proxyvote.com or by phone at 1-800-690-6903 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. Alternatively, you may complete, sign and return a proxy card by mail. Instructions on how to vote can be found on page 72.

By Order of the Board of Directors,

Houston, Texas	Melissa K. Buce
March 16, 2023	Assistant Secretary

IMPORTANT NOTICE REGARDING THE ELECTRONIC AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2023
Chord Energy Corporation (the "Company," "Chord," "we," "us," or "our") has elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to the Company’s shareholders via the internet. These rules allow us to provide information that the Company’s shareholders need while lowering the costs and accelerating the speed of delivery and reducing the environmental impact of the Annual Meeting. The Company is making this proxy statement and its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) available to its shareholders at www.proxyvote.com.
CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the merger (the "Merger") between Oasis Petroleum Inc. ("Oasis") and Whiting Petroleum Corporation ("Whiting"), future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, objectives, assumptions or future events or performance are forward-looking statements. The words “anticipate,” "believe," "goal," "target," “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the ultimate results of integrating the operations of Oasis and Whiting, the effects of the business combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the merger in the timeframe expected or at all, litigation relating to the merger, changes in crude oil, natural gas liquids, and natural gas prices, war and political instability in Ukraine and the effect on commodity prices due to the ongoing conflict in Ukraine, inflation rates and the impact of associated monetary policy responses, including increased interest rates, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business, as well as those factors discussed under “Item 1A. Risk Factors,” “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K filed with the SEC on February 28, 2023. All forward-looking statements speak only as of the date of this proxy statement. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this proxy statement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved, and we disclaim any obligation to update or revise these statements unless required by securities law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf, and you should not place undue reliance on these forward-looking statements.

NOTE REGARDING CERTAIN VOLUNTARY DISCLOSURES
We have included in this proxy statement certain voluntary disclosures regarding our environmental, health and safety efforts, community involvement and related matters because we believe these matters are of interest to some of our investors; however, we do not believe these disclosures are “material” as that concept is defined by or construed in accordance with the securities laws or any other laws of the U.S. or any other jurisdiction (collectively, “Applicable Law”), or as that concept is used in the context of financial statements and financial reporting, and nothing in these voluntary disclosures or other sustainability reports or statements we may issue from time to time should be construed to indicate otherwise.  In addition, although our voluntary disclosures or other sustainability reports or statements may describe potential future events that may be significant, the significance of those potential events should not be read as equating to materiality as the concept is defined by or construed in accordance with Applicable Law, or as the concept is used in the context of financial statements and financial reporting.  Moreover, while we may use the terms “material,” “materiality” and similar terms in our voluntary disclosures or other sustainability reports or statements, we are using such terms to refer to the topics that may reflect significant environmental or social impacts or to topics that substantively influence assessments by certain third parties promulgating various environmental or social ratings or scores, and are not using “material,” “materiality” and similar terms in these contexts as those concepts are defined by or construed in accordance with Applicable Law, or as those concepts are used in the context of financial statements and financial reporting.
RECENT DEVELOPMENTS
Chord Energy Corporation, formerly known as Oasis Petroleum Inc., was established on July 1, 2022 upon completion of the combination of Oasis and Whiting in a merger of equals transaction. As previously announced, Oasis and Whiting entered into an Agreement and Plan of Merger (the “Merger Agreement”) on March 7, 2022. The Merger was unanimously approved by the respective Boards of Directors of both companies, and the proposals relating to the Merger were approved by the stockholders of both companies on June 28, 2022. In connection with the completion of the Merger, we changed our name from Oasis Petroleum Inc. to Chord Energy Corporation. Pursuant to the Merger Agreement, Whiting survives as a wholly owned subsidiary of the Company.

SELECTED TABLE OF CONTENTS

Item 1: Election of Directors
WHO WE ARE
HOW WE ARE SELECTED AND ELECTED
HOW WE GOVERN AND ARE GOVERNED
HOW WE ARE COMPENSATED
HOW TO COMMUNICATE WITH US
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE PERSONS NOMINATED

WHO WE ARE
Our directors are diverse, industry-leading experts with an average of approximately 30 years of industry leadership experience across multiple disciplines. Each of our directors will stand for election annually and must be elected by a majority of shares voted. Upon the consummation of the merger between Whiting and Oasis, the Board of Directors of the Company (the “Board of Directors” or the “Board”) was comprised of ten directors, of whom five directors were designated by Oasis (including Daniel E. Brown, the Chief Executive Officer (“CEO”) of the combined company, and four independent directors) and five directors were designated by Whiting (including Lynn A. Peterson, the Executive Chair of the combined company, and four independent directors). Pursuant to the terms of the Merger Agreement, Mr. Peterson will not stand for election at the Company’s 2023 Annual Meeting, and his term as a director and Executive Chair of the Company will end on December 31, 2023.
Set forth below is biographical information about each of the Company’s directors.

Principal occupation or employment
▪Executive Chair, Chord Energy Corporation
Previous Experience
▪President and CEO of Whiting Petroleum (2020-2022)
▪Chairman of the Board, CEO and President of SRC Energy Inc. (2015-2020)
▪Co-founder of Kodiak Oil & Gas Corporation, President and CEO (2002-2014) and Director until its acquisition by Whiting Petroleum
Other Directorships
▪Denbury Resources Inc.
▪PDC Energy, Inc.
▪Whiting Petroleum (2014-2015 and 2020-2022)
▪SRC Energy Inc. (2015-2020)
Education
▪BS, Accounting – University of Northern Colorado

In addition to serving as Whiting’s Chief Executive Officer, Mr. Peterson has 42 years of experience in the oil and gas industry and his prior roles of chief executive officer and service as director at other public energy companies provide valuable understanding of the strategy of oil and gas companies.
LYNN A. PETERSON
EXECUTIVE CHAIR Denver, Colorado Age: 69 Director Since: 2022

OUR BOARD OF DIRECTORS

Principal occupation or employment
•President and Chief Executive Officer of Chord Energy
Previous Experience
•Executive Vice President, U.S. Onshore Operations, Anadarko Petroleum Corporation (2017-2019)
•Vice President, Corporate Planning, Vice President, Operations, Senior Vice President, International and Deepwater Operations and Executive Vice President, International and Deepwater Operations, Anadarko (2013-2017)
Other directorships
•Beacon Offshore Energy, LLC
•Board Chair of OMP GP LLC, general partner of Oasis Midstream Partners LP* (2021-2022)
•Western Midstream Partners, LP (2019)
•Western Gas Equity Partners, LP and Western Gas Partners, LP (2017-2019)
Education
•BS, Mechanical Engineering - Texas A&M University
•MBA, Rice University (Jones Scholar Award)
* OMP was a subsidiary of the Company until its merger with Crestwood Equity Partners LP, which closed on February 1, 2022
Mr. Brown brings extensive experience from his 25 years in the oil and gas industry. His broad knowledge base developed during his career in U.S. onshore, as well as Gulf of Mexico and international, operations adds valuable perspective and enhances the Board’s expertise. Through his senior leadership positions at two large, well-respected, public energy companies, Mr. Brown has a deep knowledge of the strategic, financial, risk and compliance issues facing a publicly traded company.
DANIEL E. BROWN
CHIEF EXECUTIVE OFFICER Houston, Texas Age: 47 Director Since: 2021

Committees
•Compensation and Human Resources
•Environmental, Social and Governance
Principal occupation or employment
•Private investor
Previous Experience
•CEO, Oasis Petroleum Inc. (2020-2021)
•President, CEO and Director of Energy XXI Gulf Coast, Inc. (2017-2018)
•President, CEO and Director of Yates Petroleum Corporation, a private E&P company until its acquisition by EOG Resources (2015-2016)
•CEO of Aurora Oil & Gas Limited (2021-2014)
•Marathon Oil Company for 24 years, Western Hemisphere Business Development and Upstream M&A
Other directorships
•California Resources Corporation, Nominating and Governance Committee and Finance Committee
•Board Chair of Oasis Petroleum Inc. (2020-2022)
•Board Chair of OMP GP LLC, general partner of Oasis Midstream Partners LP* (2020-2021)
•Director of Chaparral Energy, Inc. (2017-2020)
•Director of Madalena Energy Inc., a Canadian-based oil and gas company (now Centaurus Energy, Inc.) (2014-2020)
Education
•BS, Business Management - University of Wyoming, Casper
•MBA, Our Lady of the Lake University
* Oasis Midstream Partners LP (“OMP”) was a subsidiary of the Company until OMP’s merger with Crestwood Equity Partners LP, which closed on February 1, 2022
Mr. Brooks provides extensive industry and leadership experience to the Board and given his experience, he is well positioned to provide key insight into asset management, operations and strategy.
DOUGLAS E. BROOKS
LEAD INDEPENDENT DIRECTOR Montgomery, Texas Age: 64 Director Since: 2020

Committees
•Audit and Reserves
•Chair, Environmental, Social and Governance ("ESG")
Previous Experience
▪Advisor for Darcy Partners, a consulting firm (2017-2019)
▪EVP, EHSR and New Frontiers, Noble Energy, Inc. (2014-2017)
▪SVP, Gulf of Mexico, West Africa, and Frontier Ventures for Noble Energy, Inc.
▪Variety of positions at Texaco U.S.A., Statoil Energy, Inc. and Amoco Corporation
Other Directorships
▪Whiting Petroleum - ESG (Chair) and Audit Committees (2020-2022)
▪Enbridge Inc. – Compensation Committee and Chair of the Sustainability Committee
▪Chair of the Advisory Board to the Dean of the Faculty Science at McMaster University (Canada)
▪Board of Directors of Oil Search (2018-2021)
▪Board of Directors of Cliffs Natural Resources/Cleveland Cliffs (2005-2014)
Education
▪BA, Geology and Physical Geography – McMaster University , Ontario Canada
▪Advanced Management Program and Executive Coaching Certification – Rice University
Ms. Cunningham has more than 35 years of oil and gas industry experience and brings strong leadership skills and extensive exploration and production experience and knowledge developed as a senior executive of Noble Energy, Inc.
SUSAN M. CUNNINGHAM
CHAIR, ESG COMMITTEE Houston, Texas Age: 67 Director Since: 2022

Committees
•Audit and Reserves, Audit Committee Financial Expert
•Environmental, Social and Governance
Principal occupation or employment
•Golden Advisory Services, LLC
Previous Experience
•Lead Independent Director, Oasis Petroleum (2020-2021)
•Managing Director at Lantana Energy Advisors (2018-2020)
•Managing Director at TPG Sixth Street Partners (2016-2018)
•Technical Director at Denham Capital Management LP (2011-2016)
•Global Reserves Audit Manager and Business Opportunity Manager at Royal Dutch Shell PLC
•Vice President of EIG Global Energy Partners
•Vice President of Ryder Scott Company
Other directorships
•Amerant Bancorp
•Director of Crestwood Equity GP and Crestwood Equity Partners LP (2022)
•Director of Gulfport Energy, an independent natural gas company (2020-2021)
Education
•BS, Petroleum Engineering - Colorado School of Mines
Ms. Holroyd holds FINRA Certifications (Series 79 and Series 63) and is a Certified Corporate Director and ESG certified by the National Association of Corporate Directors (NACD). She is a Registered Professional Engineer in the State of Texas. Ms. Holroyd's reserves and investment expertise are invaluable to Chord as a public company navigating the current market environment.
SAMANTHA F. HOLROYD
Houston, Texas Age: 54 Director Since: 2020

OUR BOARD OF DIRECTORS

Committees
•Audit and Reserves, Audit Committee Financial Expert
•Environmental, Social and Governance
Previous Experience
▪SVP and CFO, Cimarex Energy Co., (2002-2015)
▪SVP and CFO, Key Production Company (1999-2002)
▪Gas Research Analyst at an investment banking firm
▪Apache Corporation – various positions including corporate planning, information technology and Investor relations
Other Directorships
▪PDC Energy
▪Director of Crestwood Equity GP and Crestwood Equity Partners LP (2022)
▪Whiting Petroleum - Audit (Chair) and Nominating and Governance Committees (2020-2022)
▪SRC (2016-2022)
▪Antero Midstream Partners LP (2019)
▪Antero Resources Corporation (2018-2021)
Education
▪BS, Economics - University of North Dakota
▪MS, Accounting - University of North Dakota
Mr. Korus has more than 35 years of oil and gas industry experience and brings strong financial and accounting expertise, having served as Chief Financial Officer of Cimarex Energy Co., as well as his experience having served as a CPA and a director of several other public energy companies.
PAUL J. KORUS
Littleton, Colorado Age: 66 Director Since: 2022

Committees
•Compensation and Human Resources
•Nominating and Governance
Previous Experience
▪Vice Chairman, Kayne Anderson Capital Advisors, L.P. (2019-2023)
▪CEO Kayne Anderson’s closed end funds (2004-2019)
▪Chairman of the Board for Kayne Anderson’s closed-end funds (2004-2020)
▪Range of leadership positions, including global head of energy investment banking at UBS Securities and similar positions at PaineWebber and Dean Witter
Other Directorships
▪Altus Midstream Company
▪PAA GP Holdings LLC
▪Whiting Petroleum - Chairman of the Board, Compensation and Human Resources and Nominating and Governance Committee (2020-2022)
▪Kayne Anderson Public Funds (2004-2020)
▪ONEOK, Inc. (2015-2017)
▪Range Resources Corporation (2005-2018)
Education/Certifications
▪BA, Economics and Geology – Amherst College
▪MBA, Finance – Wharton School at the University of Pennsylvania
Mr. McCarthy has significant energy finance and investment experience with deep knowledge of oil and gas commodity markets and oil and gas companies both as an investment banker and from having served as Chairman and Chief Executive Officer at Kayne Anderson.
KEVIN S. MCCARTHY
Houston, Texas Age: 63 Director Since: 2022

Committees
•Chair, Compensation and Human Resources
•Nominating and Governance
Principal occupation or employment
▪President and Sole Owner of AT Strategies LLC
Previous Experience
▪Deloitte, 1987 until her retirement in 2018
▪Vice Chairman and Managing Partner of the Houston office of Deloitte (2005-2018)
▪Deloitte – U.S. Chief Strategy Officer and Global Leader for e-business
Other Directorships
▪Group 1 Automotive, Inc.
▪Southwestern Energy Company
▪Whiting Petroleum - Compensation and Human Resources (Chair) and ESG Committees (2020-2022)
Education
▪BS and MS, Engineering – University of Utah
▪Attended Princeton University for doctorate studies in civil engineering
Ms. Taylor has extensive background in business strategy development and execution, technology, management and leadership, talent development and corporate governance, as well as energy industry and public company knowledge.
ANNE TAYLOR
CHAIR, COMPENSATION AND HUMAN RESOURCES COMMITTEE Houston, Texas Age: 67 Director Since: 2022

Committees
•Chair, Audit and Reserves, Audit Committee Financial Expert
•Nominating and Governance
Principal occupation or employment
•President and CEO of Tree Energy Solutions, Americas Division, and Chief Strategy Officer of TES Group
Previous Experience
•Senior Vice President, Midstream and Marketing for Occidental Petroleum (2016-2019)
•Senior Vice President, Strategy and Development for Occidental
•Executive Vice President and Chief Financial Officer of Occidental
•Managing Director in the Global Natural Resources Group and Mergers & Acquisitions Group in the Investment Banking Division at Goldman, Sachs & Co.
Certain other directorships
◦Sempra, Audit Committee and Safety, Sustainability & Technology Committee
Education
▪BBA, The University of Texas at Austin
Ms. Walker brings extensive financial expertise and executive management experience to the Board. Her investment banking experience provides insight into the investor perspective.
CYNTHIA L. WALKER
CHAIR, AUDIT AND RESERVES COMMITTEE Houston, Texas Age: 46 Director Since: 2020

OUR BOARD OF DIRECTORS

Committees
•Compensation and Human Resources
•Chair, Nominating and Governance
Previous Experience
•Served as Senior Vice President, General Counsel and Corporate Secretary of Energy XXI Gulf Coast, Inc., an oil and natural gas company (2018)
•Various roles at EP Energy Corporation, including as Senior Vice President, Land Administration, General Counsel and Corporate Secretary (2012-2017)
•Various roles at El Paso Corporation and its predecessors, including as Vice President, Legal Shared Services, Corporate Secretary and Chief Governance Officer (1991-2012)
Certain other directorships
•Summit Midstream Partners, LP, Nominating, Governance and Sustainability Committee Chair, Compensation Committee
Education
◦BS, Linguistics - Georgetown University
◦J.D. - Georgetown University Law Center
Ms. Woung-Chapman brings extensive experience in management and strategic direction of publicly-traded energy companies. Her combination of corporate governance, regulatory, compliance, corporate and asset transactional, legal and business administration experience provides valuable perspective.
MARGUERITE N. WOUNG-CHAPMAN
CHAIR, NOMINATING AND GOVERNANCE COMMITTEE Houston, Texas Age: 57 Director Since: 2021
To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the nine nominees for director whose names are set forth herein. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board may reduce its size. However, management of the Company does not expect this to occur.

HOW WE ARE SELECTED AND ELECTED
SKILLS, EXPERIENCE, DIVERSITY
The Board believes it is important for directors to possess a diverse array of backgrounds, skills, and achievements. When considering new candidates, the Nominating and Governance Committee (the “NG Committee”), with input from the Board, takes these factors into account as well as other appropriate characteristics, such as sound judgment, personal character and integrity. The Board’s commitment to diversity is embodied in the charter of the NG Committee which states that the NG Committee will take into account in considering individual director candidates “diversity in professional experience, skills and background, and diversity in race, gender and other attributes, and the optimal enhancement of the current mix of talent and experience” on the Board. The Committee takes reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Committee is affirmatively instructed to seek diverse candidates.
To identify nominees, the NG Committee may, in its discretion, engage one or more search firms or solicit recommendations from existing directors and management. If existing directors or management are solicited, their recommendations would be considered by the Committee along with any recommendations that have been received from shareholders. The NG Committee Charter provides that the NG Committee must treat recommendations for directors that are received from the Company’s shareholders equally with recommendations received from any other source; provided, however, that in order for such shareholder recommendations to be considered, the recommendations must comply with the procedures outlined in the Company’s Bylaws and described in the Company’s proxy statement for its annual meeting of shareholders.
The goal is to assemble and maintain a Board composed of individuals that not only bring a wealth of business and/or technical expertise, experience, and achievement, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations. We believe our current Board reflects these principles. With an average of over 30 years of industry experience, our directors have held leadership roles across the upstream, midstream, oil services, investing, banking, advising, and finance industries. Furthermore, one half of our directors are women, and they hold critical leadership positions such as our Board of Audit and Reserves Committee Chair, Compensation and Human Resources Committee Chair, Environmental, Social and Governance (“ESG”) Committee Chair, and NG Committee Chair.
A skill set chart follows that identifies this diversity of expertise, experience and characteristics that the Board believes contribute to an effective and well-functioning board. The lack of a check does not mean that the director does not possess that skill or experience. Rather, a check indicates that the item is a specific skill or experience that the director brings to the Board.

OUR BOARD OF DIRECTORS

	Brooks	Brown	Cunningham	Holroyd	Korus	McCarthy	Peterson	Taylor	Walker	Woung-Chapman
SKILLS & EXPERIENCE
Current or past public company C-Suite	✓	✓	✓		✓		✓		✓	✓
E&P Operations	✓	✓	✓	✓	✓	✓	✓		✓	✓
Capital Allocation/ Investment	✓	✓	✓	✓	✓	✓	✓		✓	✓
Financial Reporting & Accounting	✓		✓	✓	✓	✓	✓	✓	✓
Environmental, health and safety management	✓	✓	✓		✓		✓		✓	✓
Information Security			✓		✓			✓
Business Development/ M&A	✓	✓		✓	✓	✓	✓	✓	✓	✓
Compensation & Human Resources	✓	✓				✓	✓	✓		✓
Risk Management/Sustainability	✓	✓	✓	✓	✓		✓	✓	✓
Corporate Governance	✓	✓		✓	✓	✓	✓	✓	✓	✓
Legal & Regulatory	✓		✓							✓
DEMOGRAPHIC BACKGROUND
Tenure	2 years	2 years	<1 year	2 years	<1 year	<1 year	<1 year	<1 year	2 years	<2 years
Age	64	47	67	54	66	63	69	67	46	57
Gender	M	M	F	F	M	M	M	F	F	F
The following matrix sets forth our directors’ self-identified gender identity and demographic characteristics that were voluntarily provided. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.

Board Diversity Matrix (as of March 16, 2023)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	5	─	─
Part II: Demographic Background
African American or Black	─	─	─	─
Alaskan Native or Native American	─	─	─	─
Asian	─	─	─	─
Hispanic or Latinx	─	─	─	─
Native Hawaiian or Pacific Islander	─	─	─	─
White	4	5	─	─
Two or More Races or Ethnicities	1	─	─	─
LGBTQ+	1
Did Not Disclose Demographic Background	─

MAJORITY VOTING POLICY
The Company’s belief in directors’ accountability is evident in the provision in the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”) which provide that any director who receives more votes “against” than “for” in an uncontested election must offer to tender their resignation to the Board of Directors for consideration. In such event the NG Committee will determine whether to accept such resignation, subject to approval by the full Board of Directors. Promptly following such a decision, the Board will disclose its decision and a description of the process by which the decision was reached.
PROXY ACCESS
Eligible shareholders, or a group of up to 20 shareholders and beneficial owners who have owned an aggregate of at least 3% of the Company’s outstanding common stock continuously for three years may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the proxy access provisions of Section 3.14 of the Company's Bylaws.
ANNUAL ELECTIONS
Our directors are elected each year at our annual meeting and serve one-year terms; however, Mr. Peterson will not stand for election at the Company's 2023 Annual Meeting as his term as Executive Chair will end on December 31, 2023 pursuant to the terms of the Merger Agreement.

OUR BOARD OF DIRECTORS
HOW WE GOVERN AND ARE GOVERNED
The Board and management believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility and ethical conduct throughout the Company. The Company is committed to maintaining high standards of business conduct and corporate governance, which we believe is essential to operating our business efficiently, maintaining our integrity in the marketplace and serving our shareholders. Consistent with these principles, the Company has adopted a Corporate Code of Business Conduct and Ethics, which applies to all of the Company’s directors, officers, and other employees, and Corporate Governance Guidelines. These documents, together with our Certificate of Incorporation, Bylaws and the Board committee charters, form the framework for our governance.
Please visit the Company’s website at ir.chordenergy.com/corporate-governance for additional information on our corporate governance, including:
▪our Bylaws;
▪our Corporate Code of Business Conduct and Ethics;
▪our Corporate Governance Guidelines; and
▪our the charters for each of our four committees, as further described below.
BOARD LEADERSHIP STRUCTURE
The Board is responsible for the control and direction of the Company. The diversity and strength of the Board members’ professional and leadership experience allows for open and robust dialog and decision-making ability, including with respect to the Board’s leadership structure.
The Company’s Corporate Governance Guidelines contain the Board’s policy that the offices of Board Chair and Chief Executive Officer ("CEO") should be held by two different individuals. However, our Bylaws do permit the same person to hold both positions, for there to be an Executive Chair, or for there to be a Board Chair that is not otherwise independent, so long as the Board appoints a Lead Independent Director for any period in which the Board Chair is not independent.
Executive Chair. In connection with the merger of equals between Oasis and Whiting, Mr. Peterson was appointed Executive Chair of the Board on July 1, 2022 to serve until December 31, 2023. Prior to his appointment as Executive Chair, Mr. Peterson served as President and Chief Executive Officer of Whiting and as a member of the Whiting board.
The Board approved separate positions for Executive Chair and CEO at the time of the Merger because this structure was intended to promote a smooth and seamless transition of leadership following the Merger. We also believe that the separation of the positions of CEO and Executive Chair allows the CEO to focus initially on the management of the new Company while the Executive Chair focuses on overall Board oversight and integration.
Lead Independent Director. The Company’s Bylaws empower the Lead Independent Director to preside over the meetings of the non-management directors and to provide, in conjunction with the Board Chair and CEO, leadership and guidance to the Board. In connection with Mr. Peterson’s appointment as Executive Chair, Mr. Brooks was elected by the independent members of the Board to serve as Lead Independent Director on July 1, 2022.
The Lead Independent Director's responsibilities and authority also included:
▪serving as Chair of Board meetings at which the Board Chair is not present;
▪serving as a liaison between the Board Chair and independent directors, and facilitating communications among the other members of the Board;
▪establishing the agenda for each meeting of the non-management directors;
▪serving as the Board’s contact for employee and shareholder communications with the Board of Directors;
▪calling special meetings of the independent directors when necessary and appropriate; and
▪performing other duties as the Board may from time to time delegate.

The non-management directors of the Board regularly meet in executive session without the CEO, Executive Chair or other members of management present. As Lead Independent Director, Mr. Brooks presides at these meetings and provides the Board’s guidance and feedback to the Company’s management team, to which the Board has full access.
DIRECTOR INDEPENDENCE
To ensure a strong and independent board, all directors of the Company, other than Mr. Brown and Mr. Peterson, are independent. The Company’s Corporate Governance Guidelines require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment.
The Board of Directors has assessed the independence of each non-employee director nominee under the Company’s Corporate Governance Guidelines and the independence standards of the Nasdaq. The Board of Directors affirmatively determined that all eight non-employee directors (Mses. Cunningham, Holroyd, Taylor, Walker, and Woung-Chapman and Messrs. Brooks, Korus and McCarthy) are independent.
RISK OVERSIGHT
The Board exercises risk management oversight and control directly and through its committees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by management about the known risks to the strategy and the business of the Company. Except as described, the administration of the Board's oversight function does not have an effect on the Board's leadership structure.

Board of Directors
The Board has overall responsibility for risk oversight. A fundamental part of risk oversight is not only understanding the material risks that the Company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to certain risks to the Audit and Reserves Committee, the Compensation and Human Resources Committee, the ESG Committee, and the NG Committee.
Audit and Reserves	Compensation and Human Resources
▪Discusses with management the Company’s guidelines and policies related to risk management, including exposure to financial risk, commodity price risk and cybersecurity risk.
▪Oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements

▪Evaluates the compensation policies and practices for all employees for any material risks that are reasonably likely to have a material adverse effect on the Company and to align the compensation programs with shareholders’ best interests and avoid motivating the Company’s employees to take excessive risks.
▪Oversees strategies and initiatives related to human capital management, including employee engagement and diversity, equity and inclusion

Environmental, Social and Governance	Nominating and Governance
▪Reviews and makes recommendations to the Board regarding policies, programs and practices to ensure that management and the Board are aligned in their assessment of public policy and reputational risk in the business.
▪Reviews and makes recommendations to the Board regarding the Company’s operational risks and such other risks as may be delegated to the Committee by the Board.

▪Oversees the management of the Company's compliance and governance programs, including the Corporate Code of Business Conduct and Ethics, by the Company's Compliance Officer.
▪Reviews emerging corporate governance regulations and best practices applicable to the Company and develops appropriate recommendations to the Board.

OUR BOARD OF DIRECTORS
Enterprise Risk Management ("ERM"). With oversight from the Board of Directors, management formalized its ERM program to ensure organizational reliability and to protect against possible disruptions. As part of the ERM program, management created an ERM committee, made up of members of senior management, which seeks to improve our knowledge and awareness of emerging and strategic risks. The ERM program was implemented with the following goals:
■Increasing strategic thinking about known and emerging risks that affect business strategy decisions; and
■Building out an infrastructure that supports adoption of adequate measures to manage risks related to business activities.
Formalizing our ERM process has allowed us to have a better enterprise-view of risks, improve our risk response and preparedness and better incorporate risk mitigation around existing and emerging risks into our strategic plans.
Information Security Risk. As noted above, the Audit and Reserves Committee oversees management's monitoring of cybersecurity risk, and management reports to the committee at least annually regarding risks related to information security. All Company employees participate in information security training at least quarterly through required online learning programs. The Company has not experienced a material information security breach in the last three years.
BOARD COMMITTEES
The Board of Directors has four standing committees: the Audit and Reserves Committee, the Compensation and Human Resources Committee, the ESG Committee and the Nominating and Governance Committee. Each of our standing committees has a charter that is publicly available on the Company’s website at ir.chordenergy.com/corporate-governance.

	Audit and Reserves	Compensation and Human Resources	Environmental, Social and Governance	Nominating and Governance
Lynn A. Peterson
Daniel E. Brown
Douglas E. Brooks		M	M
Susan M. Cunningham	M		C
Samantha F. Holroyd $	M		M
Paul J. Korus $	M		M
Kevin S. McCarthy		M		M
Anne Taylor		C		M
Cynthia L. Walker $	C			M
Marguerite N. Woung-Chapman		M		C
C = Chair M = Member $ = Financial Expert
The Audit and Reserves Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the committee, and each year, the committee reviews the independent registered public accounting firm’s qualifications, independence and performance. The committee also assists the Board with its oversight of the integrity of the Company’s consolidated financial statements, the appointment, compensation, and performance of the Company’s internal auditor, the integrity of the estimates of the Company’s crude oil and natural gas reserves, the independence, qualifications and performance of the Company’s independent reservoir engineers, compliance by the Company with legal and regulatory requirements and the Company’s monitoring of cybersecurity risk. The Audit and Reserves Committee meets regularly with representatives of the independent registered public accounting firm, the independent reservoir engineers and with the internal auditor for these purposes.
The Board has identified Cynthia Walker, Samantha Holroyd, and Paul Korus as qualified financial experts and has designated each of them as “Audit Committee Financial Experts” as defined by the SEC. All members of the Audit and Reserves Committee are independent under the rules of the Nasdaq and the Company’s independence standards.

The Compensation and Human Resources Committee oversees the compensation of the Company’s officers and directors and administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors. The committee also annually evaluates the performance of the Company’s CEO and other executive officers in light of the Company’s executive compensation goals and objectives, and reviews with management and recommends inclusion of the Compensation Discussion and Analysis (the “CD&A”) section in the proxy statement for the annual meeting of shareholders. The CD&A included in this proxy statement contains additional information about the Compensation and Human Resources Committee. In carrying out its duties, the committee has direct access to outside advisors, independent compensation consultants and others to assist them. The committee also oversees strategies and initiatives related to human capital management, including employee engagement and diversity, equity and inclusion.
All of the members of the Compensation and Human Resources Committee are independent under the rules of the Nasdaq and the Company’s independence standards.
The Environmental, Social and Governance Committee oversees the Company’s general approach, strategies, and goals for addressing ESG matters relevant to the Company. The committee additionally monitors the Company’s policies, controls and systems for ESG matters and broader ESG trends, including climate change, economic policy, natural resource policy, environmental, and health and safety matters. In addition, the committee oversees the publication of the Company’s sustainability-related disclosure and assists the Board with its oversight of the Company’s ESG-related policies and programs, including its commitment to protect the health and safety of the Company’s workers and the communities in which we operate, promote sustainability and minimize the Company’s impact on the environment and comply with environment-related laws. The committee also provides oversight and recommendations related to the Company’s commitment to socially responsible business conduct and the promotion of diversity, compliance with related laws, and the support of charitable organizations and community affairs.
All of the members of the ESG Committee are independent under the rules of the Nasdaq and the Company’s independence standards.
The Nominating and Governance Committee identifies and recommends potential Board and committee members, oversees evaluation of the Board’s performance, assesses the Company’s Corporate Governance Guidelines and reviews the monitoring of the Company’s compliance programs and Corporate Code of Business Conduct and Ethics. In addition, the committee reviews relationships between the Company and directors to determine satisfaction of applicable independence standards, advises the Board on the need for any changes in its size and composition, oversees succession planning of the CEO and other executive officers and makes recommendations to the Board on the selection of a Lead Independent Director if the Board Chair is not independent. Furthermore, the committee reviews and recommends proposed changes to the Company’s Certificate of Incorporation and Bylaws, provides oversight of engagement with shareholder proposals and recommends Board responses to such proposals.
All of the members of the NG Committee are independent under the rules of the Nasdaq and the Company’s independence standards
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mses. Taylor and Woung-Chapman and Messrs. Brooks and McCarthy currently serve on the Compensation and Human Resources Committee. During 2022, none of the directors who served on the Compensation and Human Resources Committee (i) was an officer or employee of the Company, or (ii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K; and none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or the Compensation and Human Resources Committee. The Board previously appointed Mr. Brooks to serve as CEO of the Company between the time of former CEO Thomas Nusz's retirement in December 2020 and the appointment of Mr. Brown as CEO in April 2021. Mr. Brooks did not receive any salary, compensation, vacation, severance or other benefits for serving as CEO, but only received equity grants and cash compensation awarded to non-employee members of the Board.

OUR BOARD OF DIRECTORS
MEETING AND ATTENDANCE
During 2022, prior to the Merger closing, the Company's Board and committee meetings were as follows: 12 meetings of the Board, 5 meetings of the Audit and Reserves Committee, 6 meetings of the Compensation Committee, and 3 meetings of the Nominating, Environmental, Social and Governance Committee. Following the Merger closing, the Company's Board and committee meetings were as follows: 9 meetings of the Board, 3 meetings of the Audit and Reserves Committee, 4 meetings of the Compensation and Human Resources Committee, 3 meetings of the Environmental, Social, and Governance Committee, and 2 meetings of the Nominating and Governance Committee. All then-serving directors and all nominees’ attendance exceeded 75% of the total number of meetings of the Board and committees on which they served. Attendance for Board and committee meetings averaged 98% for the full year. All of the continuing members of the Oasis board attended the Oasis 2022 annual meeting of shareholders and all continuing members of the Whiting board attended the Whiting 2022 special meeting in lieu of an annual meeting of shareholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each annual meeting of shareholders.
TRANSACTIONS WITH RELATED PERSONS
Related Persons Transactions Policy. The Board of Directors recognizes that transactions with related person present a heightened risk of conflicts of interest and, therefore, adopted a Related Persons Transactions Policy (the “RPT Policy”) to be followed in connection with all related person transactions involving the Company.
Pursuant to the RPT Policy, the NG Committee will review the material facts of all Interested Transactions (as defined in the RPT Policy) and approve, disapprove or ratify any such transaction. The RTP Policy pre-approves certain transactions, including:
▪any transaction with another company at which a Related Person’s (as defined in the RTP Policy) only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and
▪any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.
In determining whether to approve or ratify entry into an Interested Transaction, the NG Committee shall take into account, among other factors, the following: (1) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction and (3) whether the Interested Transaction is material to the Company.
Directors are required to recuse themselves from any discussion or approval of any Interested Transaction for which he or she is a Related Person. Further, the RPT Policy requires that all Interested Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.
Letter Agreement with Mr. Peterson. In connection with the Merger, on March 7, 2022, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Peterson, to address his role and terms of employment with the combined company subject to and effective upon completion of the Merger.
Pursuant to the Letter Agreement, Mr. Peterson agreed to assume the role of Executive Chair of the Board of the Company, effective upon the closing of the Merger, and to serve through December 31, 2023, or such earlier date as mutually agreed by Mr. Peterson and the Board (the “Peterson Term”). In the role of Executive Chair, Mr. Peterson fulfills the duties of Board Chair and provides strategic guidance, but is not a full-time employee.
The Letter Agreement also set forth the compensation terms related to Mr. Peterson's service as Executive Chair. In this role, Mr. Peterson receives an annual base salary of $500,000 and, for 2022 only, a target bonus opportunity. Mr. Peterson is not eligible to receive an annual bonus for 2023. For the period from January 1, 2022 to July 1, 2022, Mr. Peterson’s bonus was calculated based on the greater of target or actual performance of Whiting and was paid by Whiting prior to closing of the Merger. For the period from July 1, 2022 through December 31, 2022, Mr. Peterson’s annual bonus was calculated based on a target equal to 100% of his 2022 post-closing salary, and was payable at 150% of target, which would have been $375,000. Along with the Company's Executive Officers, Mr. Peterson voluntarily reduced his bonus payment for this period to 135% of target, or $337,500, in consideration of the Company's safety performance during the second half of 2022. Finally, pursuant to the Letter Agreement, in January 2023, Mr. Peterson received an RSU award with a grant date fair value of $3,000,000, which will vest in full on December 31, 2023, subject to his continued employment through that date. The following table sets forth Mr. Peterson's compensation by the Company for 2022:

Base Salary(1)	Target Bonus(2)	Total
$251,928	$337,500	$589,428
(1)Reflects salary paid by Chord for the period from July 1, 2022 to December 31, 2022.
(2)Target bonus pursuant to the Merger Agreement was 150% of target for the period from July 1, 2022 to December 31, 2022. Target for the period was $250,000, or 100% of base salary for the period. As described above, Mr. Peterson voluntarily reduced his bonus percentage to 135% of target.

Peterson Termination Provisions. Under the Letter Agreement, Mr. Peterson also acknowledged and agreed that, in connection with the changes to the terms and conditions of his employment pursuant to the Letter Agreement, he would not exercise his right to terminate employment for “Good Reason” pursuant to his then existing employment agreement and equity incentive compensation awards with Whiting. However, upon the earlier of (i) the end of the Peterson Term and (ii) the termination of Mr. Peterson’s employment without “Cause”, for “Good Reason” (due to actions by the Company and not contemplated by the Letter Agreement), due to death or disability or by mutual agreement, Mr. Peterson will be entitled to receive (x) the severance payments and benefits provided by his pre-closing employment agreement with Whiting (based on his base salary and target annual bonus as in effect immediately prior to the Merger closing) and (y) full accelerated vesting of any unvested and outstanding equity awards. Such payments and benefits will be subject to Mr. Peterson’s continued compliance with any post-employment obligations and his execution of a release of claims in favor of the Company. The severance benefits referenced in clause (x) above are as follows:

Base Salary(1)	Target Bonus(2)	COBRA	Severance(3)	Total Payments
$700,000	$770,000	$2,160	$1,470,000	$2,942,160
(1)Base Salary in effect immediately prior to Merger closing. (2)Target bonus percentage in effect immediately prior to Merger closing (110%). (3)Base Salary plus Target Bonus.

SUSTAINABILITY AT CHORD
COMMITMENT TO TRANSPARENT REPORTING OF OUR ESG PERFORMANCE
At Chord, our commitment is to improve lives by safely and responsibly providing affordable, reliable and abundant energy. Excelling in ESG performance is foundational to our business and operational strategy and to the long-term value creation for our shareholders, employees and communities. We recognize that in order to attract capital and investors, attract and retain top talent and be welcomed into communities that we must demonstrate we are good stewards of the resources with which we are entrusted. We continue to build out a data-driven reporting infrastructure to assist in risk management, diligence and the ongoing business execution.
Overview of Chord's Approach
The Company recognizes that certain ESG matters are important to Chord’s various stakeholders. Following the closing of the merger between Oasis and Whiting on July 1, 2022, Chord created a new position of Vice President of Sustainability, inclusive of ESG and ERM, who immediately began aggregating and enhancing the ESG programs and data of Oasis and Whiting. In the fall of 2022, Chord released an ESG stakeholder letter and ESG performance metrics. In its stakeholder letter, the Company committed to improve transparency by reporting Scope 1 and Scope 2 operated GHG emissions while continuing to align disclosures towards the Sustainability Accounting Standards Board ("SASB") and Task Force on Climate Related Financial Disclosures ("TCFD") frameworks. We plan to publish a more comprehensive sustainability report later this summer. Strong and effective corporate governance is paramount to our continued success and improvement; and better enables us to proactively manage risks and opportunities related to our business strategy.
Chord's ESG program is guided by the following principles:
▪Authenticity—be true to the spirit of ESG goals, metrics, and policies
▪Transparency—be transparent, even when performance is not exactly where we want it to be
▪Focus—prioritize resources on the sustainability items flagged as most important by the Company and its stakeholders
ESG Oversight
Chord’s Board of Directors is responsible for oversight of our ESG efforts and performance. The Board achieves active oversight through a dedicated ESG Committee of four independent directors. This diverse and highly engaged committee meets at least quarterly with the executive team and senior leaders to pursue continuous improvement in our ESG performance, including overseeing management’s execution of the Company’s environmental, social and safety objectives and incorporating specific safety and environmental metrics into the annual evaluation of executive and employee compensation. Through our formalized ERM program, we aim to increase strategic thinking about known and emerging risks, such as risks related to climate change (which may occur over short-, medium- and long-term time horizons), that may affect our business and strategy. We do this as part of our commitment to having appropriate internal organizational structures in place to support the consideration of measures to manage or mitigate such risks.
ESG Engagement
In 2022, we were proactive in engaging investors to discuss various aspects of our corporate strategy and the organization. Through these meetings with our executive management team, investors provided feedback on a variety of key items including ESG-related topics, such as corporate governance, executive compensation, and corporate responsibility. In addition to highlighting our progress in areas such as diversity and environmental sustainability, these engagement meetings provide an opportunity for two-way dialogue and for our management to listen to our shareholders’ perspectives and understand any concerns they may have on specific environmental, social or governance topics, and any significant feedback is then shared with our Board and considered in our future corporate practices and disclosures. For example, as discussed under "Compensation Discussion and Analysis—Compensation Philosophy—Shareholder Outreach," we included quantitative sustainability metrics as performance goals in our 2022 performance-based cash incentive award program in response to feedback provided by shareholders during our engagement process.

SUSTAINABILITY AT CHORD
Furthermore, in 2022, we met with certain stakeholders as part of a more in-depth ESG priority assessment. This process included meeting with representatives of the Mandan, Hidatsa and Arikara nation to discuss important issues regarding responsible development and to highlight our commitment to open communication and community engagement.
Continuous Improvement
At Chord, we understand that our ESG work is never done. Through engagements with stakeholders and our ESG priority assessment we have identified current key ESG areas of focus for our company and our strategy. The below graphic is a snapshot of select ESG priorities.

ENVIRONMENTAL	SOCIAL	GOVERNANCE
▪ Reduce Scope 1 GHG intensity by improved gas capture, retrofit of pneumatic controllers and leading Leak Detection and Repair program that exceeds regulations ▪ Improve Scope 1 and Scope 2 GHG emissions data verification processes ▪ Reduce freshwater intensity through produced water re-use trials ▪ Minimize impact on biodiversity through planning and facility design	▪ Improve safety through strong training and engagement with employees and contractors, incident review, and partner collaboration ▪ Establish a unified Health, Safety and Environmental Management System ▪ Advance organizational capability and culture, including DEI ambitions ▪ Continued focus on employee and community mental health via 'Waves of Hope' campaign	▪ Board level ESG Committee led by independent directors ▪ Formalized Enterprise Risk Management (ERM) program with report out to Board ▪ Advance reporting – report Scope 1 & 2 GHG emissions and work to align disclosures towards SASB & TCFD frameworks ▪ Continue seeking stakeholder engagement and considering stakeholder feedback in developing corporate practices and disclosures

Environmental and Social
Chord is committed to providing transparent and comprehensive disclosure to assist stakeholders in their assessment of our progress in a number of environmental and social areas. As described in our October 2022 Stakeholder Letter, we are proud of the achievements Chord and its predecessor companies have made reducing our Scope 1 GHG intensity, reducing methane intensity, reducing our freshwater intensity, and improving our Board diversity. We are dedicated to continuously improving in these areas as well as advancing reporting on topics like employee diversity, philanthropy and human rights.
As previously stated, as part of our commitment to our principles, we plan to further increase transparency by reporting full Scope 1 and Scope 2 operated GHG emissions while continuing to align our disclosures towards the SASB and TCFD frameworks in our upcoming Sustainability Report to be released this summer.

SUSTAINABILITY AT CHORD
Governance At-A-Glance
Following are highlights of our governance program.

Chord Governance
▪Directors elected annually
▪Majority voting and Director Resignation Policy in contested elections
▪Shareholder right to call special meetings
▪Shareholder proxy access
▪Separate CEO and Executive Chair with a Lead Independent Director
▪Director stock ownership guidelines equal to 5x annual Board cash retainer
▪No supermajority voting provisions
▪No "poison pill" in effect
▪Single class share capital structure
▪Hedging, pledging, short sales of Company stock prohibited
▪No restrictions on director access to management
▪Board oversight of strategy and risk management
▪Performance relative to strategic priorities impacts executive and employee compensation
▪Quantitative ESG metrics impact executive and employee compensation
▪Consistent shareholder engagement; demonstrated responsiveness to feedback

▪Deep experience and diverse perspectives
▪Annual Skills Matrix completed, evaluated, disclosed
▪Robust annual Board evaluation process with actionable follow-up
▪Regular assessment of emerging needs for Board refreshment and skills
▪Focus on diversity and directors with the right skills for the optimal enhancement of the current mix of talent and experience on the Board
▪Independent Committee Chairs
▪Regular executive sessions of independent directors at Board and committee meetings
▪Strong Lead Independent Director with ability to call and preside at meetings of non-management directors
▪50% Board composed of women
▪Women chair 100% of our Board committees
▪Regular Board trainings on corporate governance and sustainability-related issues and access to additional materials and seminars provided

HOW WE ARE PAID
We believe that attracting and retaining qualified non-employee directors is critical to the successful governance of the Company, and that providing a competitive compensation package is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a significant portion of the total compensation package to be equity-based to align the interests of our directors with the interests of our shareholders.
Pre-Merger Compensation. In late 2020, Oasis' Compensation Committee (the "Oasis Committee") engaged compensation consultant Exequity LLP to provide advice with respect to a new non-employee director compensation program (the “2021 Program”), and in December 2020, the Board approved the 2021 Program which provided for annual cash retainers to each director, additional cash retainers for service as Chair or member of Board committees, and an initial equity award, which was granted on December 29, 2020 (the "Initial Award"). The Initial Award represented three years' worth of equity grants, which vested one-third each year, unless a change in control occurred, in order to provide a substantial alignment between the directors and our shareholders. Accordingly, no equity awards were granted to the non-employee directors during 2021, or the first half of 2022.
Effect of Merger on Non-Employee Director Compensation. In connection with the completion of the Merger, the shares remaining unvested under the Initial Award vested in accordance with their terms. Following the Merger, the Company's reconstituted Compensation and Human Resources Committee (the "Chord Committee") engaged compensation consultant Meridian Compensation Partners, LLC (“Meridian”) to evaluate the Company's director compensation program for the combined company. Taking into account Meridian's advice, the Chord Committee recommended and the Board approved a new director compensation program (the "2022 Program"), which took effect in July 2022. The 2022 Program provides for the following cash retainers (including changes from the 2021 Program):
■Annual Retainer: $82,000 (decreased from $85,000)
■Lead Independent Director: $25,000
■Committee Chairs: (a) Audit & Reserves–$25,000; (b) Compensation and Human Resources–$25,000 (increased from $12,000), (c) ESG–$25,000, and (d) Nominating and Governance–$25,000 (previously, the Nominating, Environmental, Social and Governance Committee retainer was $20,000); and
■Committee Members: (a) Audit & Reserves–$10,000 (decreased from $12,000); (b) Compensation and Human Resources–$10,000 (c) ESG–$10,000, and (d) Nominating and Governance–$10,000 (previously, the Nominating, Environmental, Social and Governance Committee retainer was $12,000).
In addition, the 2022 Program provides for an annual equity retainer of $190,000. The initial grant under the 2022 Program was made on August 31, 2022 with the number of shares determined based on the Company's closing stock price on July 1, 2022, the date that the Merger closed. These awards will vest on August 1, 2023.
Each director is reimbursed for travel and miscellaneous expenses (i) to attend meetings and activities of our Board of Directors or its committees; and (ii) related to such director’s participation in general education and orientation programs for directors.

OUR BOARD OF DIRECTORS
Director Compensation Table. The following table provides information concerning the compensation of our directors for the fiscal year ended December 31, 2022. The compensation of Messrs. Jacobi, Lancaster, and McNally relates to their service as directors of Oasis until the completion of the Merger on July 1, 2022; and the compensation of Mses. Cunningham and Taylor and Messrs. Korus and McCarthy relates to their service as directors of the Company, beginning July 1, 2022.
Directors who are also our employees do not receive any additional compensation for their service on our Board. Mr. Peterson is compensated pursuant to a Letter Agreement described above in "—Transactions with Related Persons—Letter Agreement with Mr. Peterson." In accordance with the SEC’s executive compensation disclosure rules, Mr. Brown's compensation is reported in the 2022 Summary Compensation Table on page 49.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Lynn Peterson(3)	$—	$—	$—	$—
Douglas Brooks	$143,500	$246,297	$—	$389,797
Susan Cunningham	$58,500	$246,297	$—	$304,797
Samantha Holroyd	$129,500	$246,297	$—	$375,797
Paul Korus	$51,000	$246,297	$—	$297,297
Kevin McCarthy	$51,000	$246,297	$—	$297,297
Anne Taylor	$58,500	$246,297	$—	$304,797
Cynthia Walker	$119,500	$246,297	$—	$365,797
Marguerite Woung-Chapman	$112,000	$246,297	$—	$358,297
John Jacobi	$97,000	$—	$—	$97,000
N. John Lancaster Jr.	$96,000	$—	$—	$96,000
Robert McNally	$96,000	$—	$—	$96,000

(1)For non-employee directors, includes annual cash retainer fees paid to each director and additional cash retainers for Lead Independent Director, and Chair and committee service during the fiscal year, which were prorated for periods actually served in 2022. Certain cash retainers payable to Messrs. Lancaster and McNally were paid to their companies, Oyster Creek Advisors LLC and Sagebrush Consulting LLC, respectively.
(2)Reflects the aggregate grant date fair value of restricted stock awards granted under our 2020 Long Term Incentive Plan in fiscal year 2022 computed in accordance with FASB ASC Topic 718. The grant date fair value for the restricted stock award is based on the closing price of $141.55 on August 31, 2022, which was the grant date. The number of shares awarded to each non-employee director (1,740) was determined based on the closing price of $109.30 on July 1, 2022, the date that the Merger closed. The awards will vest on August 1, 2023.
(3)As an employee, Mr. Peterson does not receive compensation for service as a director under our non-employee director compensation program. Instead, he is compensated pursuant a Letter Agreement described above "—Transactions with Related Persons—Letter Agreement with Mr. Peterson."
HOW TO COMMUNICATE WITH US
As set forth in our Corporate Governance Guidelines, the Board believes that management speaks for the Company, and as such, individual directors generally do not meet with or otherwise directly communicate with external constituencies, except in certain circumstances. However, the Board does provide a process for shareholders to send communications to the Board. Shareholders may contact any director, any committee of the Board or our non-management directors as a group, by writing to them c/o Corporate Secretary, Chord Energy Corporation, 1001 Fannin Street, Suite 1500, Houston, Texas 77002. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters also will be referred to members of the Audit and Reserves Committee. All such communications will be forwarded to the appropriate member of the Board.

OUR EXECUTIVE OFFICERS
The Chord executive team, led by Mr. Brown, brings to the Company extensive experience in the oil and gas industry, deep knowledge of the Company's business, and differentiated and advanced skills in identification, acquisition and execution of resource opportunities.
Set forth below is biographical information about each of the Company's current executive officers (our "Executive Officers"), other than Mr. Brown, who is a Director of the Company and whose information may be found above in “Item 1 - Election of Directors.”

PREVIOUS EXPERIENCE

Over 25 years in the oil and gas industry
Oasis Petroleum CFO and EVP (2011-2022); Oasis SVP, Finance from 2009-2011
President and Director of OMP GP LLC, the general partner of Oasis Midstream Partners LP* (2017-2022)
Chief Financial Officer of various oil and gas companies (2006-2008)
Held positions of increasing responsibility, most recently as Director, at various investment banks (1997-2006)

BACKGROUND & EDUCATION

Mr. Lou holds a Bachelor of Science in Electrical Engineering from Southern Methodist University. Mr. Lou's parents immigrated from China, and he speaks conversational Chinese.
CHARITABLE, COMMUNITY AND INDUSTRY INVOLVEMENT

Mr. Lou serves on the board of OneGoal Houston, a college entry and persistence initiative for under-privileged students in Houston. He also serves on the Host Committee of the Cystic Fibrosis Foundation's 65 Roses charity in Houston.

* OMP was a subsidiary of the Company until its merger with Crestwood Equity Partners LP, which closed on February 1, 2022

MICHAEL H. LOU
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER Houston, Texas Age: 48

PREVIOUS EXPERIENCE

39 years in the oil and gas industry
EVP and COO of Whiting Petroleum Corporation
Senior Vice President, Global EHSR & Operations Services; Vice President of Operations Services; and Senior Vice President of Global Services, Samedan/Noble Energy Inc.
Senior Operations Engineering roles, Aspect Resources
Senior Operations Engineering roles, Vastar Resources
ARCO Oil & Gas Company, U.S. onshore

BACKGROUND & EDUCATION

Mr. Rimer holds a Bachelor of Science in Petroleum Engineering from the University of Texas and a Bachelor of Arts in Business from Furman University
CHARITABLE, COMMUNITY AND INDUSTRY INVOLVEMENT

Mr. Rimer has previously served on the Board of the North Dakota Petroleum Council. He is a member of Simonton Community Church, and he serves on the Board of PGE Distinguished Alumni for The University of Texas at Austin.

CHARLES J. RIMER
EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER Houston, Texas Age: 65

AUDIT AND RESERVES COMMITTEE REPORT
The information contained in this Audit and Reserves Committee Report and references in this proxy statement to the independence of the Audit and Reserves Committee members shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.
As of March 16, 2023, the date of this report, the Audit and Reserves Committee consists of four directors who are independent, as defined by the standards of the Nasdaq and the rules of the SEC. Under the charter approved by the Board of Directors, the Audit and Reserves Committee assists the Board of Directors in overseeing matters relating to the accounting and financial reporting processes of the Company, the adequacy of its internal controls and the integrity of its consolidated financial statements and is responsible for appointing, compensating, retaining and overseeing the independent registered public accounting firm.
Management is primarily responsible for the Company’s financial reporting process, including the Company’s system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States ("US GAAP"). The Audit and Reserves Committee does not itself prepare financial statements or perform audits, and its members are not employees of the Company, auditors or certifiers of the Company’s consolidated financial statements. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements.
The Audit and Reserves Committee meets regularly with management and the independent registered public accounting firm, including private discussions with the independent registered public accounting firm, and receives the communications described below. The Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions with management and the independent registered public accounting firm do not ensure that the Company’s consolidated financial statements are presented in accordance with US GAAP or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards. For a description of the Audit and Reserves Committee’s responsibilities with respect to the reserve report, please see the “How We Govern and are Governed” section above.

AUDIT COMMITTEE REPORT

In this context, the Audit and Reserves Committee hereby reports as follows:
1.The Committee reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2022 with management and the independent registered public accounting firm.
2.The Committee reviewed and discussed with the independent registered public accounting firm all matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”), including those described in PCAOB AS 1301 (Communications with Audit Committees).
3.The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
4.Based on such review and discussions referred to in paragraphs (1) through (3) above, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2022, that has been filed with the SEC.

Audit and Reserves Committee of the Board of Directors
Cynthia L. Walker, Chair
Susan M. Cunningham, Member
Samantha F. Holroyd, Member
Paul J. Korus, Member

Item 2: Ratification
of Appointment of
the Independent Registered
Public Accounting Firm

The Board of Directors unanimously
recommends that shareholders vote
FOR the ratification of the selection of
PricewaterhouseCoopers LLP as the
independent registered public accounting firm of the Company for 2023.

Ratification of Appointment of the Independent Registered Public Accounting Firm
The Audit and Reserves Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2023. PricewaterhouseCoopers LLP has audited the consolidated financial statements of Oasis, the Company's predecessor, since its inception on February 26, 2007.
The Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. Although the submission of this matter for approval by shareholders is not required, we value the opinions of our shareholders and believe that shareholder ratification of the appointment is a good corporate governance practice. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit and Reserves Committee may reconsider the appointment of that firm as the Company’s independent registered public accounting firm.
The Audit and Reserves Committee is directly responsible for the appointment, compensation, retention, evaluation, replacement, and oversight of the work of the Company’s independent registered public accounting firm. The shareholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit and Reserves Committee to change the Company’s independent registered public accounting firm at any time.
The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
Audit and All Other Fees
The table below sets forth the aggregate fees billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for services performed during each of the last two years (in thousands):

	2022	2021
Audit Fees(1)(5)	$2,309	$1,422
Audit-Related Fees(2)(5)	$355	$255
Tax Fees(3)(5)	$228	$155
All Other Fees(4)(5)	$1	$1
Total	$2,893	$1,833
  __________________
(1)Audit fees represent fees for professional services provided in connection with: (a) the annual audits of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting and (b) the review of the Company’s quarterly consolidated financial statements for the years ended December 31, 2022 and 2021.
(2)Audit-related fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements in connection with reviews of the Company’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2022 and 2021.
(3)Tax fees represent tax return preparation and consultation on tax matters.
(4)All other fees include any fees billed that are not audit, audit-related, or tax fees. In 2022 and 2021, these fees related to accounting research software.
(5)Does not include fees paid to PricewaterhouseCoopers LLP for work in its capacity as the independent registered public accounting firm of Oasis Midstream Partners LP.
Pre-Approval Policies and Procedures
The charter of the Audit and Reserves Committee requires that the Committee review and pre-approve the plan and scope of PricewaterhouseCoopers LLP’s audit, tax and other services. For the year ended December 31, 2022, the Audit and Reserves Committee pre-approved each of the services described above.
The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2023.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The information contained in this Compensation and Human Resources Committee Report and references in this proxy statement to the independence of the members of the Compensation and Human Resources Committee shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information.
The Compensation and Human Resources Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement

Compensation and Human Resources Committee of the Board of Directors
Anne Taylor, Chair
Douglas E. Brooks, Member
Kevin S. McCarthy, Member
Marguerite N. Woung-Chapman, Member

Item 3: Advisory Vote
to Approve
Executive Compensation

The Board of Directors unanimously recommends an advisory vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Advisory Vote to Approve
Executive Compensation
Advisory Vote to Approve Executive Compensation
Section 14A(a)(1) of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement, beginning on page 30. Although the vote is non-binding, we value continuing and constructive feedback from our shareholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation and Human Resources Committee will consider the voting results when making future compensation decisions.
In deciding how to vote on this proposal, we encourage you to review the “Compensation Discussion and Analysis” and “2022 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program.
As described in the Compensation Discussion and Analysis section, we designed our executive compensation in accordance with our philosophy of rewarding performance that supports our long-term strategy and achievement of our short-term goals. We also believe that our executive compensation program should help attract and retain the most qualified individuals in the oil and gas industry and align with shareholder interests and encourage individual accountability.
In 2022, we believe that our executive compensation played a significant role in motivating and retaining a highly qualified executive team to bring strategic focus to the Company, enhance returns for shareholders and successfully execute multiple transactions to unlock significant value for the Company’s interest in its subsidiaries.
It is the intention of the Compensation and Human Resources Committee that our executive officers be compensated competitively and consistent with our strategy, sound corporate governance principles, other companies in the same and closely related industries, and shareholder interests and concerns. We believe our compensation program is effective, appropriate, and strongly aligned with the interests of our shareholders.
Text of the Resolution to be Adopted
The Board is asking shareholders to vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosures.”
Vote Required
The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to be voted on the proposal on the record date for determining shareholders entitled to vote at the Annual Meeting is required for approval of Item 3. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will have no effect on the vote outcome and abstentions will have the same effect as a vote against this proposal.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis ("CD&A") describes our compensation philosophy, objectives, policies and practices, how our 2022 executive compensation was determined, the elements of our 2022 executive compensation program, and the compensation of each of our 2022 Named Executive Officers, including the effects of the Merger on executive compensation.
References in this discussion to the "Committee" refer to the Compensation and Human Resources Committee of Chord as constituted after the Merger, with respect to determinations, decisions, conclusions and other actions taken after the effective date of the Merger; and references to the “Oasis Committee” refer to the Compensation Committee of Oasis as constituted before the Merger, with respect to determinations, decisions, conclusions and other actions taken by the Oasis Compensation Committee before the effective date of the Merger.
Decisions made prior to the Merger by the Oasis Committee were reflective of annual compensation practices of legacy Oasis. The closing of the Merger on July 1, 2022 resulted in certain changes to those programs, and this section discusses the effect the Merger had on certain elements of legacy Oasis' compensation programs. This CD&A also discusses certain actions taken by the Committee after the Merger, including with respect to the 2023 executive compensation.
This CD&A focuses on the compensation of the Company's 2022 Named Executive Officers, set forth in the table below and who are referred to herein as our "2022 NEOs." In accordance with the SEC’s executive compensation disclosure rules, information is presented for our executive officers serving at the end of 2022, Messrs. Brown, Lou, and Rimer, along with two former executive officers, Messrs. Reid and Lorentzatos, who served until the completion of the Merger on July 1, 2022. The information provided should be read together with the information presented in the “Executive Compensation” section of this proxy.

Name	Title and Position
Daniel E. Brown	President and Chief Executive Officer
Michael H. Lou	Executive Vice President and Chief Financial Officer
Charles J. Rimer (1)	Executive Vice President and Chief Operating Officer
Taylor L. Reid (2)	Former President and Chief Operating Officer
Nickolas J. Lorentzatos (2)	Former Executive Vice President, General Counsel and Secretary
(1) Mr. Rimer joined the Company upon consummation of the Merger, on July 1, 2022, having formerly served as Whiting's Executive Vice President and Chief Operating Officer prior to such date. Unless otherwise noted, compensation presented in this CD&A with respect to Mr. Rimer reflects only compensation that was granted or paid by Chord for the period from July 1, 2022 to December 31, 2022.

(2) Messrs. Reid and Lorentzatos served in their positions until the consummation of the merger on July 1, 2022.
OVERVIEW AND 2022 HIGHLIGHTS
2022 was another transformational year for the Company. We demonstrated our focus on delivering value to shareholders by, among other things, closing two strategic transactions and debuting a peer-leading return of capital plan during 2022:
•Sale of OMP – In February 2022, we closed the sale of our ownership interest in Oasis Midstream Partners LP ("OMP") to Crestwood Equity Partners LP (“Crestwood”), unlocking the discounted value of OMP embedded in our share price and simplifying the Company's financial reporting.
•Merger of Equals – In March 2022, Oasis and Whiting announced an agreement to combine in a merger of equals transaction. The Merger closed on July 1, 2022, and Chord was established as a premier E&P company and industry leader in the Williston Basin, committed to the responsible production of the energy needed to fuel society.
•Return of Capital Plan – In August 2022, we announced a return of capital plan designed to provide peer-leading, sustainable stockholder returns. Chord expects to return capital through a mix of base and variable dividend payouts, supplemented by opportunistic share repurchases. The variable dividend will be calculated using the framework noted below to establish the minimum percentage of adjusted free cash flow

COMPENSATION DISCUSSION AND ANALYSIS
(" Adjusted FCF") to be returned less any share repurchases completed during the quarter and the base dividend.
◦The return of capital plan includes a base dividend of $1.25 per share per quarter ($5.00 per share annualized) and a $300 million share-repurchase program. We expect to return a certain percentage of Adjusted FCF each quarter, with the targeted percentage based on free cash flow generated during the previous quarter and leverage under the following framework:
◦Below 0.5x leverage: 75%+ of Adjusted FCF
◦Below 1.0x leverage: 50%+ of Adjusted FCF
◦>1.0 leverage: Base dividend+ ($5.00 per share annualized)
Additionally, in October 2022, we published a letter to stakeholders, in which we reiterated our commitment to the transparent reporting of our ESG performance, along with Oasis' and Whiting's 2021 performance metrics and proforma data for the combined company. Chord expects to publish a formal Sustainability Report in 2023, which will cover 2022 performance on a combined basis. Quantitative ESG metrics are included in the Company's 2022 and 2023 framework for determining payout level of executive and employee annual cash incentive awards.We are continuing to build our internal structure to support these efforts and added a Vice President Sustainability to the organization post-Merger.
COMPENSATION PHILOSOPHY
Compensation At-A-Glance
At the start of 2022, the executive compensation program in place at Oasis for Messrs. Brown, Lou, Reid, and Lorentzatos ("Legacy Oasis NEOs") remained largely unchanged from the 2021 program in place at Oasis, which received over 98% approval in the Say-on-Pay vote undertaken at the Oasis 2022 Annual Meeting.
One of the Board’s key strategies to set the Company up for success is to maintain an executive compensation program that creates significant alignment of management and shareholder rewards, and in January 2021, the Oasis Committee announced an executive compensation program with 75% of executive equity opportunity tied to shareholder returns. Following the consummation of the Merger in July 2022, the Board and the Committee continued to adhere to the principle of ensuring significant alignment of management and shareholder rewards. We believe that the Company's strategic accomplishments in 2022 demonstrate the effectiveness of that structure and alignment.
Shareholder Outreach.
In developing our 2022 compensation program, we invited shareholders representing over 50% of our outstanding shares to meet with us regarding compensation and ESG matters and other topics of interest to shareholders. Shareholders representing over 25% of shares outstanding elected to participate in discussions with the Company’s executive management and Board Chair and provided valuable feedback. Participants were generally supportive of the Company’s compensation program, and in line with recommendations, and consistent with the Company’s commitment to increase transparency and improve ESG performance, the Company included quantitative sustainability metrics as performance goals in its 2022 performance-based cash incentive award program.
Consideration of 2022 Say-on-Pay Advisory Vote.
At Oasis' 2022 annual meeting, we held our most recent say-on-pay advisory vote, which resulted in over 98% of votes cast approving the compensation of Oasis' Named Executive Officers. The Committee considered the support expressed by shareholders and many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group company data. While each of these factors bore on the Committee’s decisions regarding our Executive Officers’ compensation, the Committee did not make any changes to the structure of our executive compensation program in response to the 2022 advisory vote.
Elements of Compensation.
We view the various components of our compensation program as distinct but related, and we emphasize “pay for performance” by structuring our program so that a significant portion of our executive officers' total compensation is

COMPENSATION DISCUSSION AND ANALYSIS
"at risk" and tied to the Company's long- and short-term financial, operational and strategic goals. As described in more detail below under “—Compensation Mix,” under the executive compensation in place at the beginning of 2022, seventy percent (70%) of our CEO’s total compensation and sixty-five percent (65%) of the average of our other executive officers' total compensation was "at risk" during 2022 and tied to certain of the Company's long- and short-term financial, operational and strategic goals.
Our 2022 compensation program was made up of the following elements:

Compensation Element	Description
Base Salary	•Fixed pay determined by position and level of responsibility •Competitively targeted within peer group
Annual Performance-Based Cash Incentive
•Aligns employee’s interest with those of shareholders
•Payment made based on achievement of specified Company performance goals
•Final payout subject to Board discretion
•Target payout is percentage of salary, which varies by position

Long-Term Equity-Based Compensation (three-year awards)
•2021 LSUs
•Absolute TSR PSUs
•Contingent shares may be earned over 3- and 4-year periods depending upon TSR performance measured against specific premium return objectives
•Promote alignment with shareholder interests by rewarding the absolute increase in TSR
•Number of LSUs earned ranges from
0-300% of target

•2021 PSUs
•Contingent shares may be earned over 3- and 4-year periods depending upon relative TSR performance measured against (i) Company’s oil and gas peers (50% of PSUs) and (ii) Russell 2000 Index (50% of PSUs)
•Promote alignment with shareholder interests by rewarding shareholder returns compared to potential alternative investments
•Number of PSUs earned ranges from
0-150% of target

•2021 RSUs	•Contingent shares vest 25% per year over four years to promote retention of key executives
Other Employee Benefits
•Benefits available to all employees, including medical, dental, short and long-term disability, health club subsidy, parking and 401(k) plan with employer matching of first 6% eligible compensation contributed

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Mix.
The approximate allocation of the direct compensation elements described above (consisting of base salary, annual performance-based cash incentives, 2021 LSUs, 2021 PSUs and 2021 RSUs) for our CEO and the average of our other 2022 NEOs serving prior to the Merger is shown in the two charts below (percentages are based on each executive's 2022 base salary and 2022 target annual performance-based cash incentive amount, and the annualized value of the three-year equity grants made in 2021, described in more detail below).

Allocation of CEO Compensation
10%
10%
20%
20%
40%
Base Salary
Annual Performance-Based Cash Incentive
RSU
PSU
LSU

70% of CEO total compensation at risk and performance-based

Average Other NEO Compensation
18%
17%
16%
16%
32%
Base Salary
Annual Performance-Based Cash Incentive
RSU
PSU
LSU

65% of average NEO total compensation at risk and performance-based
As the charts indicate, a majority of the total compensation for each of our 2022 NEOs serving prior to the Merger was considered to be “at risk,” which means that such compensation is based on achievement with respect to performance metrics that are tied to certain of the Company’s long-term and short-term financial, operational and strategic goals. The annual performance-based cash incentives, 2021 LSUs and 2021 PSUs were deemed to be “at risk” because they were subject to such performance metrics. If a certain level of performance was not achieved with respect to such performance metrics, it was possible that our executives would not earn any compensation with respect to such annual performance-based cash incentives, 2021 LSUs or 2021 PSUs. On the other hand, base salary and RSUs are not deemed to be “at risk” because they are not subject to any type of performance metrics.

COMPENSATION DISCUSSION AND ANALYSIS
2022 PRE-MERGER COMPENSATION PROGRAM
Base Salaries
The table below sets forth the 2022 base salary level for each of our Legacy Oasis NEOs for the period from January 1, 2022 to June 30, 2022 (the "Pre-Closing Period").

2022 NEO	2022 Pre-Closing Base Salary
Daniel E. Brown	$600,000
Michael H. Lou	$450,000
Taylor L. Reid	$500,000
Nickolas J. Lorentzatos	$400,000
Annual Incentives
In early 2022, the Oasis Committee recommended, and the Board approved, the 2022 annual performance-based cash incentive award program to reward achievement with respect to certain annual Company performance goals. The Legacy Oasis NEOs' target award opportunities are set as a percentage of their annual base salaries, with threshold and maximum opportunities set at 50% and 200% of target, respectively.

2022 NEO	Threshold (as % of base salary)	Target (as % of base salary)	Maximum (as % of base salary)
Daniel E. Brown	50%	100%	200%
Michael H. Lou	50%	100%	200%
Taylor L. Reid	50%	100%	200%
Nickolas J. Lorentzatos	40%	80%	160%
Pre-Closing Performance Metrics and Outcomes
For 2022, the Company also identified annual performance goal metrics, each with a pre-assigned weighting, to serve as a guideline for determining award payouts earned by our Legacy Oasis NEOs. However, in order to encourage retention of executives and employees during the Pre-Closing and transition periods, Oasis and Whiting agreed in the Merger Agreement to a modified structure with half of the target opportunity eligible to be earned for each of the Pre-Closing and Post-Closing Periods. For the Pre-Closing Period, payout would be calculated based on the greater of target or actual performance (as determined by the respective Boards), and for the period from July 1, 2022 through December 31, 2022 (the "Post-Closing Period"), payout would be made at 150% of target opportunity.
Therefore, the Oasis Committee evaluated Company performance relative to the below metrics for the Pre-Closing Period only. In doing so, the Oasis Committee agreed to remove targets associated with our 2022 development plan (which were captured under "Returns & Capital Efficiency" below) due to the fact that there was not enough performance history at mid-year to accurately determine a performance level, and reallocated the weightings of the remaining metrics, as set forth below.

COMPENSATION DISCUSSION AND ANALYSIS

Metric	Units	Original Weighting	Revised Weighting

Quantitative Business Performance		60%
Returns & Capital Efficiency		30%
Project Returns	IRR%
Proved Development F&D	$/boe
Free Cash Flow Generation		30%	43%
Expense Management (LOE + GP&T + G&A)	$/boe
Operating Cash Flow	$MM
Capital Expenditures	$MM
Quantitative Sustainability Metrics		25%	36%
Safety	TRIR
Spills (VSR)	Bbls out of secondary/ MBbls produced
Emissions / Gas Capture	% Captured
Qualitative Corporate Initiatives		15%	21%
Building on ESG Framework	Subjective
Return of Capital	Subjective
Organizational Improvement	Subjective
The table below indicates threshold, target, maximum, and actual performance with respect to each performance goal metric for the Pre-Closing Period. Metrics must meet a threshold level of performance or receive no credit for the metric. The rating for each performance goal is interpolated between the Threshold (0.0), the Target (1.0), and the Maximum (2.0). The Company rating is calculated based on the weighted average of each individual rating, with the overall Company rating capped at 1.50. The bonus payouts as a percentage of target are an interpolation of the Company rating between Threshold (0.0), the Target (1.0%) and the Capped rating (1.5). For example, if the Company rating was 1.25, then the payout ratio would be 150% of target .

Metric	Revised Weighting	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Rating

Quantitative Business Performance	43%
Free Cash Flow Generation
Expense Management (LOE + GP&T + G&A)	14%	$19.79	$18.85	$16.97	$18.05	1.43
Operating Cash Flow	14%	$287.50	$312.50	$350.00	$347.70	1.94
Capital Expenditures	14%	$146.60	$127.40	$102.00	$111.90	1.61
Quantitative Sustainability Metrics	36%
Safety	21%	0.71	0.53	0.41	0.46	1.58
Spills (VSR)	7%	0.037	0.011	0.005	0.002	2.00
Emissions / Gas Capture	7%	91.0%	94.0%	98.0%	93.8%	0.97
Qualitative Corporate Initiatives	21%
Building on ESG Framework	7%				Target	1.00
Return of Capital	7%				Above Target	1.50
Organizational Structure, Efficiency	7%				Above Target	1.25
Company Rating						1.53
For the Pre-Closing Period, the Company rating was 1.53, which was capped at 1.50. Following review of the Company's performance relative to the 2022 performance metrics, management recommended, and the Oasis Committee approved a downward adjustment of the performance rating from 1.50 to 1.35. The payout to executives associated with a rating of 1.35 was 170% of target opportunity, as shown below. Awards for the Pre-Closing Period were made relative to half of the Legacy Oasis NEOs' target annual award opportunities. Continuing executives

COMPENSATION DISCUSSION AND ANALYSIS
were eligible to earn an award for the Post-Closing Period as discussed below under "2022 Post-Merger Compensation Program—Annual Incentives."

2022 NEO	Actual Pre-Closing Award($)	Actual (% of Base Salary)	Target (% of base salary)	Maximum (% of base salary)
Daniel E. Brown	$510,000	170%	100%	200%
Michael H. Lou	$382,500	170%	100%	200%
Taylor L. Reid	$382,500	170%	100%	200%
Nickolas J. Lorentzatos	$272,000	136%	80%	160%
Long-Term Equity-Based Incentives
No Executive Equity Awards in 2022. The 2021 Equity Awards made to executives in January 2021 were not typical annual grants, but were designed to represent a single grant to cover the next three years. These grants were made in order to incentivize the Company’s management team to achieve strategic goals, produce sustained performance over an extended period of time, as well as to satisfy the Plan of Reorganization’s equity allocation requirement under the Company's 2020 Long-Term Incentive Plan (as amended from time to time, the "2020 LTIP") that was established upon emergence from restructuring. Therefore, no additional equity grants were made to the Company's executive officers in 2022.
However, as discussed below, in connection with the closing of the Merger, certain outstanding 2021 equity-based long-term incentive awards were earned and, in some cases, became vested. Therefore, we are providing for reference the following description of the 2021 Equity Awards, which were outstanding at the beginning of 2022 and taken into consideration by the Oasis Committee in designing 2022 executive compensation.
2021 Equity Awards (Three-Year Equity Awards). In January 2021, after considering the input of its compensation consultant and market data, the Oasis Committee approved a new equity incentive program, which consists of three types of awards as described below.
As previously noted, the 2021 executive compensation program had 75% of executive equity opportunity tied to shareholder returns, creating significant alignment of management and shareholder rewards. Equity awards made to executives in January 2021 were designed to represent a single grant to cover the next three years. These initial grants were made in order to incentivize the Company’s management team to grow the value of our business, return capital to shareholders, and achieve strategic goals, as well as to satisfy the Plan of Reorganization’s 2020 LTIP equity allocation requirement established upon emergence from restructuring.
▪Time-Vested Restricted Stock Units (“RSUs”): Contingent shares vest 25% per year over four years to promote retention.
▪Relative Total Shareholder Return Performance Share Units (“PSUs”): Contingent shares that could be earned over three and four years depending upon the Company’s relative total shareholder return (“TSR”) performance in comparison to pre-determined arrays of companies, as described below. The PSUs were designed to promote alignment with shareholder interests by rewarding for shareholder returns measured against potential alternative investments. These awards cliff vest after three and four years.
▪Number of PSUs earned over the three- or four-year performance periods could range from 0 to 150% of target, based on performance, with 50% of the PSU awards based on performance relative to the Company’s oil and gas peers (divided evenly between the three- and four-year performance periods) and the remaining 50% of the PSU awards based on performance relative to the broad-based Russell 2000 index (divided evenly between the three- and four-year performance periods).
▪Absolute TSR PSUs (also known as Leveraged Stock Units (“LSUs”)): Contingent shares that could be earned over three and four years depending upon the TSR performance of the Company’s common stock measured against specific return objectives. These PSUs are designed to promote alignment with shareholder interests by rewarding for the absolute TSR. These awards cliff vest after three and four years.
▪Number of LSUs earned over the three- or four-year performance periods could range from 0 to 300% of target, based on performance (divided evenly between the three- and four-year performance periods).

COMPENSATION DISCUSSION AND ANALYSIS
The following chart sets forth the weighting of the 2021 Equity Awards:
On January 18, 2021, the Oasis Committee made the initial grants set forth below under the new equity incentive program (the "2021 Equity Awards") to Messrs. Reid, Lou, and Lorentzatos. On April 13, 2021, the Oasis Committee made the initial grants set forth below under the new equity incentive program to Mr. Brown.

	Target			Maximum
	Time-Vested RSUs (#)	Relative TSR PSUs (#)	Absolute TSR PSUs (LSUs) (#)(1)	Time-Vested RSUs (#)	Relative TSR PSUs (#)	Absolute TSR PSUs (LSUs) (#)(1)
Daniel E. Brown	43,975	43,980	74,584	43,975	65,970	223,752
Taylor L. Reid	29,604	29,604	46,856	29,604	44,406	140,568
Michael H. Lou	27,632	27,632	43,728	27,632	41,448	131,184
Nickolas J. Lorentzatos	16,776	16,776	26,552	16,776	25,164	79,656

(1) The total number of shares of common stock that may be delivered under the LSUs may not exceed 10 times the fair value of the award on the date of grant.
Effect of the Merger on 2021 Equity Awards
The completion of the Merger on July 1, 2022 represented a "change in control" according to the terms of the Company's 2020 LTIP and the award agreements for restricted stock units ("2021 RSUs"), performance share units ("2021 PSUs"), and leveraged share units ("2021 LSUs") awarded in 2021 to the Legacy Oasis NEOs. Therefore, certain shares were earned by and vested in the Legacy Oasis NEOs in connection with the completion of the Merger, as set forth in more detail below.
Effect of the Merger - Terminating Executives. As discussed above, Messrs. Reid and Lorentzatos served as Executive Officers until July 1, 2022, when, as part of the Company's management transition, they were terminated without "cause" upon the completion of the Merger.
Pursuant to the terms of the 2021 RSU Awards, if the executive's employment with the Company is terminated prior to the end of the RSU vesting period by the Company without “cause,” then, upon termination, the executive will vest in the number of unvested RSUs that were scheduled to vest within 12 months following his termination, provided that if the termination occurs within 18 months following a change in control, all unvested RSUs will vest.
▪Therefore, because the completion of the Merger constituted a "change in control" under the 2020 LTIP, Messrs. Reid and Lorentzatos vested in all of their 2021 RSUs which remained outstanding at the time of the Merger, upon their terminations of employment.
Furthermore, pursuant to the terms of the 2021 PSU and 2021 LSU Awards, if the executive's employment with the Company is terminated upon 18 months or less following a change in control and prior to the end of the PSU or LSU vesting period, as applicable, by the Company without “cause,” then the executive will be deemed to have earned and become vested in a number of unvested PSUs or LSUs based on actual PSU and LSU performance measured at the change of control date.
▪Therefore, because the completion of the Merger constituted a "change in control" under the 2020 LTIP, upon their terminations, Messrs. Reid and Lorentzatos earned and vested in the number of outstanding

COMPENSATION DISCUSSION AND ANALYSIS
PSUs and LSUs set forth in the following table based on actual performance measured at the change of control date.

	Peer Group PSUs			Russell 2000 PSUs			Absolute TSR PSUs ("LSUs")
	Cumulative TSR Relative to Peers (Percentile)(1)	PSUs Earned and Vested (%)	Shares Received and Vested (#)	Cumulative TSR Relative to Russell 2000 companies (Percentile)(1)	PSUs Earned and Vested (%)	Shares Received and Vested (#)	Absolute TSR	LSUs Earned and Vested (%)(2)	Shares Received and Vested (#)
Reid	68.75%	121.875%	18,040	99.2%	150%	22,203	309%	300%	140,568
Lorentzatos	68.75%	121.875%	10,223	99.2%	150%	12,582	309%	300%	79,656

(1) Company performance for the period was better than 68.75% of peer group companies and 99.2% of companies in the Russell 2000. The maximum number of shares that could be earned pursuant to Peer Group and Russell 2000 PSUs was 150% of target.
(2) The maximum number of shares that could be earned pursuant to the LSUs was 300% of target.
Effect of the Merger - Continuing Executives. The terms of the 2021 PSU and LSU Award provide that if a change in control occurs prior to the end of the PSU or LSU vesting period, continuing employees will earn a number of unvested PSUs or LSUs based on actual PSU and LSU performance measured at the change of control date. The earned PSUs and LSUs will vest on the originally scheduled award vesting dates, subject to employees' continuing service through the applicable vesting dates.
▪Therefore, because the completion of the Merger constituted a "change in control" under the 2020 LTIP, Mr. Brown and Mr. Lou are deemed to have earned the number of outstanding PSUs and LSUs set forth in the following table based on performance measured at the change of control date. The performance element of these awards having been satisfied at the change in control date, Mr. Brown and Mr. Lou will vest in the shares set forth below on the vesting scheduled award vesting dates, subject to their continued employment through the applicable vesting dates.

	Peer Group PSUs			Russell 2000 PSUs			Absolute TSR PSUs ("LSUs")
	Cumulative TSR Relative to Peers (Percentile)(1)	PSUs Earned (%)	Shares Earned and Unvested (#)(2)	Cumulative TSR Relative to Russell 2000 companies (Percentile)(1)	PSUs Earned (%)	Shares Earned and Unvested (#)(2)	Absolute TSR(3)	LSUs Earned (%)	Shares Earned and Unvested (#)(2)
Brown	68.75%	121.875%	26,800	99.2%	150%	32,986	172.5%	300%	223,752
Lou	68.75%	121.875%	16,838	99.2%	150%	20,725	309%	300%	131,184

(1) Company performance for the period was better than 68.75% of peer group companies and 99.2% of companies in the Russell 2000. The maximum number of shares that could be earned pursuant to Peer Group and Russell 2000 PSUs was 150% of target.
(2) Remaining Vesting Dates are as follows:
▪Peer Group PSUs: December 31, 2023 and December 31, 2024
▪Russell 2000 Index PSUs: December 31, 2023 and December 31, 2024
▪Lou LSUs: January 15, 2024 and January 15, 2025
▪Brown LSUs: April 15, 2024 and April 15, 2025
(3) For the LSU Awards, Mr. Brown's grant cycle began on April 15, 2021, immediately following his date of hire, whereas, Mr. Lou's grant cycle began on January 15, 2021. The performance cycles for all PSUs began on December 31, 2020. The maximum number of shares that could be earned pursuant to the LSUs was 300% of target.

OMP GP Awards. On March 30, 2021 (the “Simplification Date”), in connection with certain contribution and simplification transactions involving the Company, OMP (which was previously our midstream MLP) and other relevant parties, certain Class B Units representing membership interests in OMP GP LLC, the general partner of OMP, that were previously issued to each of Messrs. Reid, Lou and Lorentzatos by OMP GP LLC were converted into and exchanged for the right to receive restricted common units of OMP (the “Restricted Units”). Mr. Reid received 20,712 Restricted Units, Mr. Lou received 20,712 Restricted Units and Mr. Lorentzatos received 20,712 Restricted Units. The Restricted Units received by each of Messrs. Reid, Lou and Lorentzatos were subject to the following vesting schedule: (i) 34% of the Restricted Units vested on the Simplification Date, (ii) 33% of the Restricted Units were scheduled to vest on the first anniversary of the Simplification Date and (iii) 33% of the Restricted Units were scheduled to vest on the second anniversary of the Simplification Date.

COMPENSATION DISCUSSION AND ANALYSIS
On February 1, 2022, the Restricted Units fully vested upon the closing of the merger between OMP GP LLC, OMP, Crestwood Equity Partners LP (“Crestwood”) and the other relevant parties and were converted into unrestricted Crestwood common units.
OMP Phantom Unit Awards. In 2019, the Company granted to each of Messrs. Reid, Lou and Lorentzatos phantom units that related to OMP. Each phantom unit represented the right to receive, upon vesting of the award, a cash payment equal to the fair market value of one OMP common unit. Messrs. Reid, Lou and Lorentzatos are were entitled to Distribution Equivalent Rights (DER) with respect to each phantom unit received. Each DER represented the right to receive, upon vesting of the award, a cash payment equal to the value of the distributions paid on one OMP common unit between the grant date and the applicable vesting date. The phantom unit awards were scheduled to vest in equal amounts each year over a three-year period. As of December 31, 2021, two-thirds of the phantom unit awards had vested and one-third of the phantom unit awards remained unvested.
On February 15, 2022, following the closing of the merger between OMP GP, OMP and Crestwood, the Oasis Committee accelerated the unvested portion of the OMP phantom unit awards granted to Messrs. Reid, Lou, and Lorentzatos and approved payments in settlement thereof in amounts equal to $190,640, $133,473, and $94,564, respectively, which amounts were based on the merger exchange ratio, the value of Crestwood common units that such OMP phantom units would have otherwise been converted into as a result of the merger and accumulated DERs.

COMPENSATION DISCUSSION AND ANALYSIS
2022 POST-MERGER COMPENSATION PROGRAM
Base Salaries
Following the Merger, in October 2022, the Committee worked with Meridian Compensation Partners, LLC (“Meridian”) to evaluate the Company's executive compensation program for the newly combined company, including its compensation peer group. The Committee reviewed and discussed compensation data for our Executive Officers of the newly combined company as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee, and ultimately, recommended certain changes to the program. Among those changes, the Board approved increases to the base salaries of our Executive Officers, effective November 1, 2022. The table below sets forth the annual base salaries for each of our Executive Officers, both prior to and following the increases described above.

2022 NEO	2022 Annual Base Salary	New 2022 Annual Base Salary Effective November 1, 2022
Daniel E. Brown	$600,000	$850,000
Michael H. Lou	$450,000	$500,000
Charles J. Rimer	$400,000	$500,000
Annual Incentives
As discussed above, in October 2022, the Committee recommended, and the Board approved increases to the base salaries and also recommended and approved, respectively, increases to the target annual cash incentive award opportunities for Messrs. Brown and Rimer. The table below sets forth the 2022 annual incentive opportunities for each of our Executive Officers, both prior to and following these increases.

2022 NEO	2022 Cash Incentive Target (% Base Salary)	2022 Cash Incentive Target (% Base Salary) Effective November 1, 2022
Daniel E. Brown	100%	120%
Michael H. Lou	100%	100%
Charles J. Rimer	90%	100%
Post-Closing Performance-Based Incentive Award Opportunity
As discussed above, pursuant to the Merger Agreement, Oasis and Whiting agreed to a cash incentive award structure that made half of an executive's target opportunity available to be earned for each of the Pre-Closing and Post-Closing Periods. For the Pre-Closing Period, payout was calculated based on the greater of target or actual performance (as determined by the respective Boards), and for the Post-Closing Period, payout was made at 150% of target opportunity.
In early 2023, consistent with the terms of the Merger Agreement, the Committee approved payment of performance-based cash incentive awards at 150% of target for Post-Closing Period. However, taking into account 2022 safety performance, management recommended, and the Committee approved, a reduction of the payout to our Executive Officers from 150% to 135% of target. The target amounts and actual amounts earned by our Executive Officers under the 2022 annual performance-based cash incentive award program for the Post-Closing Period are listed in the table below. Amounts for the Post-Closing Period take into account the adjustment made to 2022 target annual cash incentive award opportunities for Messrs. Brown and Rimer:

2022 NEO	Post-Closing 2022 Target Cash Incentive Award	2022 Actual Cash Incentive Award (Post-Closing Period)
Daniel E. Brown	$510,000	$688,500
Michael H. Lou	$250,000	$337,500
Charles J. Rimer	$250,000	$337,500

COMPENSATION DISCUSSION AND ANALYSIS
OTHER COMPONENTS OF COMPENSATION
Employee Benefits
In addition to the elements of compensation previously discussed in this section, our Executive Officers are eligible for the same health, welfare and other employee benefits as are available to all our employees generally, which include medical and dental insurance, short and long-term disability insurance, a health and/or professional club subsidy and a 401(k) plan with a dollar-for-dollar match on the first 6% of eligible employee compensation contributed to the plan. In addition, the 401(k) plan permits the Board of Directors, in its discretion, to make an employer contribution for a plan year equal to a uniform percentage of eligible compensation for each active participant in the plan, including our Executive Officers, subject to applicable IRS limitations. While the Board of Directors has made such contributions in prior years, the Board did not make such a contribution in 2022. We do not sponsor any defined benefit pension plan or nonqualified deferred compensation arrangements at this time.
The general benefits offered to all employees (and thus to our Executive Officers) are reviewed by our Committee each year. Currently, we provide our Executive Officers with limited perquisites, including certain parking and transportation benefits. Benefits offered only to Executive Officers are reviewed by our Committee in conjunction with its annual review of executive officer compensation.
Best Practices in Our Compensation Program
The Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our 2022 executive compensation practices include the following, each of which the Committee believes reinforces our executive compensation objectives:

WHAT WE DO
☑ Independent compensation consultant reports directly to the Committee ☑ Double-trigger change-in-control severance benefits ☑ Robust stock ownership guidelines	☑ Annual Say on Pay vote ☑ Limited perquisites ☑ Mitigation of undue risk
WHAT WE DO NOT DO
☒ No tax gross-ups ☒ No defined benefit pension plans or nonqualified deferred compensation plans ☒ No dividends on unearned performance-based awards under our LTIP	☒ LTIP does not allow repricing of underwater stock options without stockholder approval ☒ Do not allow pledging, hedging, or short sales of our securities
Stock Ownership Guidelines. The Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other shareholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. On October 26, 2022, the Board approved updated stock ownership guidelines, raising the required ownership for our CEO from 500% to 600% of annual base salary and for our Executive Officers (and all Executive Vice Presidents) from 200% to 300% of annual base salary. Our executives are required to hold shares until such ownership requirements are met.
Hedging, Short Sales and Pledging Policies. We prohibit our executives from engaging in any short-term trading, short sales, option trading and hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin and pledging Company stock.
Clawback Policy. In March 2022, the Board approved the Company's Compensation Recoupment and Clawback Policy with the following terms:
▪Compensation Covered - All performance-based compensation (cash and equity), after taxes
▪Individuals Covered - All Executive Officers and any additional Section 16 Officers

COMPENSATION DISCUSSION AND ANALYSIS
▪Conduct Covered/Triggering Events - Restatement of financial statements as a result of a material error caused by the fraud or intentional misconduct of an officer covered by the Policy
▪Enforcement - Amount and compensation subject to clawback is subject to Board's discretion
In the near future, we intend to adopt an updated clawback policy that complies with the final rule adopted by the SEC in November 2022 and the applicable listing standards adopted by the Nasdaq, with such clawback policy to be effective within the prescribed timeframe under such final rule and such listing standards. The clawback policy is expected to require us to recoup certain incentive-based compensation erroneously awarded to our current and former executive officers in the event of an accounting restatement. However, the updated clawback policy has not yet been adopted, and the foregoing provisions remain subject to change. As a result, the foregoing description is qualified in its entirety by reference to the final form of the clawback policy once adopted.
Furthermore, our equity-based incentive compensation awards and the Employment Agreements with our Executive Officers contain the following provisions for the recoupment of incentive compensation:
▪Equity award agreements covering grants made to our Executive Officers and other service providers include language providing that the award may be cancelled and the award recipient may be required to reimburse us for any realized gains to the extent required by applicable law or any clawback policy that we adopt.
▪The Company’s equity plan includes provisions specifying that awards under those arrangements are subject to any clawback policy we adopt.
▪The Employment Agreements contain a clawback provision that enables us to recoup any compensation that is deemed incentive compensation if required by any law, government regulation, stock exchange listing requirement, or Company policy adopted as required by such law, government regulation, or stock exchange listing requirement.

COMPENSATION DISCUSSION AND ANALYSIS
HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS
Consideration of Say-on-Pay Advisory Vote
At our 2023 annual meeting, we are recommending that shareholders vote "FOR" an annual advisory vote on executive compensation. Shareholder feedback is valuable to the Committee, and the Committee will analyze the results of say-on-pay advisory votes and the support expressed by shareholders in evaluating and designing our executive compensation programs.
Role of the Committee
Our executive compensation program has been administered by the Oasis Committee and the Committee, both of which were independent. Following the Merger and the change in composition of our Board, the composition of the Committee was changed. Accordingly, compensation decisions that occurred prior to July 1, 2022 were made by the Oasis Committee, which was comprised of members of the Oasis Board, whereas compensation decisions after such date were made by the Committee, which was comprised of members of the Company's Board after giving effect to the Merger.
Role of the Chief Executive Officer and Other Officers
The Committee considers input from Mr. Peterson, our Executive Chair, and Mr. Brown, our Chief Executive Officer, regarding our executive compensation structure and the individual compensation levels for each executive officer. Mr. Brown and his officer team also provided information to the Committee regarding the performance of the Company and the attainment of the Company's performance goals for the Committee’s determination of annual performance-based cash incentive awards. The Committee recommends to the Board for approval the compensation of our Chief Executive Officer, and makes the final determination of compensation to our other executive officers.
Role of the Compensation Consultant
The Committee’s charter grants the Committee the sole authority to retain, at our expense, outside consultants or experts to assist in its duties. In 2021 and 2022, prior to the consummation of the Merger, the Oasis Committee engaged Exequity LLP (Exequity) to advise it with respect to executive compensation matters, including development of the annual compensation peer group and an annual review and evaluation of our executive and director compensation packages generally, based on, among other things, survey data and information regarding general trends. Representatives from Exequity periodically met with the Oasis Committee throughout the year and advised the Oasis Committee with regard to general trends in director and executive compensation, including: competitive benchmarking; incentive plan design; peer group selection; and other trends and developments affecting executive compensation. In addition, Exequity provided the Oasis Committee and management with survey compensation data regarding our compensation peer group for each fiscal year. In 2021, to assist with the development of the design of Oasis' post-restructuring compensation program, the Oasis Committee retained the services of Exequity. Specifically, Exequity advised the Oasis Committee on the sizing and structure of the 2021 Equity Awards as well as the terms of the Employment Agreements.
The Oasis Committee assessed the independence of Exequity pursuant to Nasdaq standards, and the Company concluded that the work performed by Exequity for the Oasis Committee did not raise any conflicts of interest.
In July 2022, the Committee engaged Meridian as its independent executive compensation consultant in place of Exequity. Prior to this engagement, the Committee reviewed Meridian's independence pursuant to Nasdaq standards and found it to be independent and without conflicts of interest in providing services to the Committee. Meridian assisted the Committee in structuring the November 2022 salary increases and the January 2023 long-term incentive equity awards to our NEOs, in both cases to more closely align compensation opportunity with the mid-point of peers, post-Merger. Meridian also advised the Committee on executive and director compensation matters in connection with 2023 compensation decisions.

Benchmarking and Peer Group
In order to attract, motivate and retain talented executive officers, our executive compensation program is designed to be competitive with the types and ranges of compensation paid by peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our executive

COMPENSATION DISCUSSION AND ANALYSIS
officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee.
For 2022, prior to the consummation of the Merger, Exequity and the Committee met to select a group of companies that they considered a “peer group” for executive and director compensation analysis purposes. This peer group was then used for purposes of developing the recommendations presented to our Board for the 2022 compensation program. The oil and gas companies that make up this peer group were selected primarily because they (i) have similar annual revenue, assets, market capitalization or enterprise value as us and (ii) potentially compete with us for executive-level talent.
For evaluating the 2022 compensation program, with the input of Exequity, the Oasis Committee approved the peer group listed below.
2022 peer group:

• Antero Resources Corporation	• Laredo Petroleum Inc.
• Cabot Oil & Gas Corporation	• Magnolia Oil & Gas Corporation
• Callon Petroleum Company	• Matador Resources Company
• Centennial Resource Development	• Murphy Oil Corporation
• Cimarex Energy Co.	• PDC Energy, Inc.
• CNX Resources Corporation	• Range Resources Corporation
• Enerplus Corporation	• SM Energy Co.
• EQT Corporation	• Whiting Petroleum Corporation
Likewise, following the Merger, and in connection with the development of the 2023 compensation program, the Committee met with Meridian to select a new executive compensation peer group that better reflected the size of the combined company. The Committee approved the peer group listed below for 2023.
2023 peer group:

• California Resources Corporation	• Murphy Oil Corporation
• Callon Petroleum Company	• PDC Energy, Inc.
• Civitas Resources, Inc.	• Permian Resources Corporation
• CNX Resources Corporation	• Range Resources Corporation
• Comstock Resources, Inc.	• SM Energy Company
• Magnolia Oil & Gas Corporation	• Southwestern Energy Company
• Matador Resources Company
Compensation Practices as They Relate to Risk Management
We believe our compensation programs do not encourage excessive and unnecessary risk taking by our employees, including our executive officers, and are not reasonably likely to have a material adverse effect on us. Because the Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual performance-based cash incentive program, the Committee is able to assess the actual behavior of our executives as it relates to risk taking in awarding cash incentive amounts. Further, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests and objectives of our executives with those of our shareholders, thereby reducing the incentives to unnecessary risk taking.

COMPENSATION DISCUSSION AND ANALYSIS
Actions Taken for the 2023 Fiscal Year
Following the Merger, the Committee worked with Meridian to evaluate the Company's executive compensation program for the combined company. The Committee reviewed and discussed compensation data for our Executive Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee, and ultimately, recommended changes to the program.
2023 Salary and Target Cash Incentive Opportunity
As discussed above, in October 2022, the Committee recommended, and the Board approved, increases to the base salaries and target annual cash incentive award opportunities (as a percentage of the officer's base salary) of our Executive Officers. The following changes to effect on November 1, 2022:

	2022 Base Salary	New Base Salary	2022 Cash Incentive Target (% Base Salary)	New Cash Incentive Target (% Base Salary)
Daniel E. Brown	$600,000	$850,000	100%	120%
Michael H. Lou	$450,000	$500,000	100%	100%
Charles J. Rimer	$450,000	$500,000	90%	100%
2023 Annual Performance-Based Cash Incentive Award Metrics
At the beginning of 2023, with input from Meridian, the Committee approved the 2023 annual performance-based cash incentive award program to reward achievement of our annual Company performance goals. For the 2023 annual performance-based cash incentive award program, the Company identified performance goal metrics that reflect our strategy, including with respect to delivering improved ESG performance, generating free cash flow, operating efficiently, and exercising capital discipline, each with a pre-assigned weighting as set forth in the table below, to serve as a guideline for determining award payouts earned by our Executive Officers for 2023.
Metrics are graded against a target performance level, but must meet a threshold level of performance or receive no credit for the metric. Each metric achieving at least threshold performance may receive from 50% credit (threshold) to 200% credit (maximum). Target achievement is equal to 100% credit for the metric. The Company rating is calculated based on the addition of the weighted metric scores. Finally, if absolute annual TSR is greater than 10%, a modifier of 1.1x is applied. If absolute annual TSR is less than -10%, a 0.9x modifier is applied. Payouts to executives are designed to be calculated by multiplying the executive's target opportunity by the Company rating (inclusive of any modifier described). Final score certification and payout are at the discretion of the Committee.

	Metric	Weighting	Unit
Qualitative Performance		70%
Sustainability	Safety	10%	TRIR
	Environment	10%	Spills/Emissions
FCF Generation	EBITDAX	20%	$MM
	Expense Management (LOE + G&A)	10%	$/BOE
	Capital Expenditures	10%	$MM
Profitability	Finding & Development Cost	10%	$/BOE
Advancing Strategic Priorities		30%
Strategic priorities for 2023 relate to (i) advancing ESG organizational processes and improved ESG performance, (ii) maintaining a disciplined return of capital program, (iii) recruiting, retaining, and developing strong talent and improving capability in organizational systems, and (iv) building scale and inventory accretively.
In making these changes to the annual performance goal metrics for 2023, the Committee considered industry and peer company data, and evaluations by external consultants, and the Committee will continue to monitor the design effectiveness of the Company's executive compensation structure in achieving the desired results.

COMPENSATION DISCUSSION AND ANALYSIS
2023 Long-Term Incentive Awards
At the beginning of 2023, our Executive Officers received grants of restricted stock units (the "2023 RSUs") in the amounts set forth below, which 2023 RSUs will vest on January 1, 2026, the third anniversary of the grant date, subject to the applicable Executive Officer's continued employment through until such date.

2023 RSUs Granted (#)
Daniel E. Brown	7,347
Michael H. Lou	3,673
Charles J. Rimer	12,490
Although for Messrs. Brown and Lou, the 2021 Equity Awards were intended to be a three-year grant, the Committee considered the 2023 RSU awards following an analysis and evaluation of the Executive Officers' compensation program in light of the completed Merger and the increased size and complexity of the combined company. In addition, the 2023 RSU awards were intended to bring total compensation for our Executive Officers in line with market compensation for their positions. The Committee considered peer data and Meridian's recommendations in approving the 2023 RSU awards.

COMPENSATION DISCUSSION AND ANALYSIS
EMPLOYMENT AGREEMENTS FOR NAMED EXECUTIVE OFFICERS.
Employment Agreements with Messrs. Brown, Lou, Reid and Lorentzatos
In early 2021, in connection with the implementation of the new equity incentive plan, Messrs. Reid, Lou and Lorentzatos each entered into new employment agreements that superseded their prior employment agreements and were aligned with the 2021 Equity Grants. In addition, in connection with Mr. Brown’s appointment as Chief Executive Officer on April 13, 2021, the Company entered into an employment agreement with Mr. Brown. The employment agreements entered into with our Executive Officers in 2021 are referred to herein as the “Employment Agreements.”
The following description of Employment Agreement terms refers to potential future events. As discussed above, Messrs. Reid and Lorentzatos are no longer employees of the Company, as they were terminated without "cause" on July 1, 2022, upon completion of the merger. The application of the Employment Agreement terms to their terminations is discussed under "Executive Compensation—Potential Payments Upon Termination and Change in Control—Quantificatin of Payments."
Termination of Employment. Under the Employment Agreements, upon any termination of employment, the Executive Officers are entitled to receive (i) accrued but unpaid salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which the Executive Officer terminates, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Accrued Payments”).
Death or Disability. If any of Messrs. Brown, Reid, Lou or Lorentzatos is terminated due to death or “disability,” then the Executive Officers will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination, (iii) an amount equal to 12 months’ worth of the Executive Officer’s base salary, payable in a lump sum within 60 days following termination, and (iv) reimbursement of COBRA premiums, if the Executive Officer elects and remains eligible for COBRA, for up to 18 months following termination.
Non-Renewal of Employment Agreement. If an Executive Officer’s employment terminates by reason of the Company’s non-renewal of the Employment Agreement at expiration, the Executive Officer is entitled to receive reimbursement of COBRA premiums, if the Executive Officer elects and remains eligible for COBRA, for up to 12 months following termination. Except for this COBRA reimbursement obligation, and except as provided in any award notices for the Initial Equity Grants and any other equity grants that may be made in the future, the non-renewal of the Employment Agreement does not entitle a Executive Officer to any severance benefits, vesting of unvested equity grants or any other benefits. Under the Prior Employment Agreements, non-renewal by the Company was treated as a termination without “cause.”
Termination Other Than for Cause or Good Reason. If the Company terminates the employment of any of Messrs. Brown, Reid, Lou or Lorentzatos for reasons other than “cause,” or if the Executive Officer terminates employment for “good reason,” and, in each case, such termination is not on or within 18 months following a “change in control,” then the Executive Officer will be entitled to receive the following amounts: (i) the Accrued Payments; (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination; (iii) an amount equal to the Severance Multiple (as defined below) of the sum of (1) the Executive Officer’s base salary as of the date of termination, plus (2) the aggregate of the product of (x) the Executive Officer’s base salary as of the date of termination and (y) the target bonus percentage specified in such Executive Officer’s Employment Agreement (or such higher percentage specified by the Board with respect to the calendar year in which the date of termination occurs), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); and (iv) reimbursement of COBRA premiums, if the Executive Officer elects and remains eligible for COBRA, for up to 18 months following termination.
Severance amounts, other than the pro-rata bonus amount, are subject to the Executive Officer’s delivery to the Company (and non-revocation) of a release of claims within 50 days of his termination date.

COMPENSATION DISCUSSION AND ANALYSIS
Severance Multiples. Under the Employment Agreements, the severance multiples for each Executive Officer are or were, as applicable as follows:

Severance Multiple
Daniel E. Brown	2X
Taylor L. Reid	1.5X
Michael H. Lou	1X
Nickolas J. Lorentzatos	1X
Change in Control. Under each Employment Agreement, if an Executive Officer’s employment is terminated by the Company without “cause” or by the Executive Officer for “good reason,” in each case, on or within 18 months following a “change in control,” then the Severance Multiple is 2.5X for Messrs. Brown and Reid and 2X for Messrs. Lou and Lorentzatos. Under the Employment Agreements, each of Messrs. Reid, Lou and Lorentzatos previously agreed that the 2020 Chapter 11 emergence did not constitute a change in control for purposes of the Employment Agreements. The Employment Agreement with Mr. Brown does not contain such a provision because Mr. Brown was not employed by the Company at the time of the 2020 Chapter 11 emergence.
No Gross Up Payments. Each Employment Agreement provides that, if any payments made pursuant to the Employment Agreements in connection with a change in control would result in a Executive Officer receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, the Company will not provide any gross-up payment for such excise taxes.
Restrictive Covenants. Messrs. Brown, Reid, Lou and Lorentzatos are or were subject to certain confidentiality, non-compete and non-solicitation provisions contained in the Employment Agreements. The confidentiality covenants are perpetual, while the non-compete and non-solicitation covenants apply during the term of the Employment Agreements and for 12 months following the Executive Officer’s termination date. Each Prior Employment Agreement had provided that the non-compete and non-solicitation covenants ceased to apply if the Executive Officer was terminated for any reason on or after a change in control. Under the Employment Agreements, those covenants will continue for 12 months following the termination date, even in the case of a change in control.
Employment Agreement with Mr. Rimer
In February 2021, Mr. Rimer entered into an Amended Employment Agreement with Whiting (the "Rimer Agreement"), which was assumed by the Company upon completion of the Merger. Under the terms of the Rimer Agreement, Mr. Rimer is eligible to receive severance benefits upon certain terminations of employment in connection with a "change in control." The Merger constituted a change in control for purposes of the Rimer Agreement. In an April 2022 Addendum to the Rimer Agreement, Mr. Rimer agreed that he (i) would waive his “good reason” rights that could otherwise be triggered upon consummation of the Merger, and (ii) that on the earlier of (A) December 31, 2023, (B) a date mutually agreed with the Company, and (C) the date Mr. Rimer’s employment is terminated by the Company without "cause" or due to Mr. Rimer’s death or disability or his resignation for "good reason," Mr. Rimer’s employment will terminate, and the Company will pay to Mr. Rimer the severance payments and benefits described, and also accelerate the vesting of any of Mr. Rimer’s then-outstanding equity awards. In a Second Addendum, Mr. Rimer and the Company further clarified that Mr. Rimer's employment may be extended past December 31, 2023 by mutual agreement of the Company and Mr. Rimer.
Under the Rimer Agreement, if Mr. Rimer's employment is terminated by the Company without “cause” or by Mr. Rimer for “good reason,” in each case, within three months prior to or 18 months following a “change in control,” then Mr. Rimer is entitled to (i) payment of any earned but unpaid bonus from the prior year, (ii) continued health and welfare benefits (or reimbursement) for up to 18 months following the employment termination date, (iii) a prorated target annual bonus for the year in which the termination occurs (paid in a lump sum), (iv) a payment equal to two times the sum of Mr. Rimer's annual base salary and target annual bonus, payable 50% in a lump sum and 50% in installments over a period of 12 months following such termination.

EXECUTIVE COMPENSATION
2022 Summary Compensation Table
The following table sets forth information concerning the annual compensation for services provided to us by our Named Executive Officers (our "2022 NEOs") during the fiscal year ended December 31, 2022 and, to the extent required by applicable SEC disclosure rules, during the fiscal years ended December 31, 2021 and 2020. Messrs. Reid and Lorentzatos served as executive officers of the Company's predecessor, Oasis, until the closing the Merger on July 1, 2022, and information with respect to their 2022 compensation prior to the closing of the Merger is included, as required by SEC disclosure rules. Mr. Rimer joined the Company as its Executive Vice President and Chief Operating Officer on July 1, 2022, upon completion of the Merger. Unless otherwise noted, compensation presented in this CD&A with respect to Mr. Rimer only reflects compensation by Chord for the period from July 1, 2022 to December 31, 2022.

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)

Daniel E. Brown	2022	$641,687	$688,500	$—	$510,000	$22,308	$1,862,495
Chief Executive Officer(1)	2021	$432,790	$—	$14,225,450	$432,790	$18,315	$15,109,345

Michael H. Lou	2022	$458,356	$337,500	$—	$382,500	$22,308	$1,200,664
Executive Vice President and Chief Financial Officer	2021	$451,257	$—	$5,541,467	$450,000	$21,408	$6,464,132
	2020	$480,000	$868,061	$1,278,145	$434,030	$21,108	$3,081,344

Charles J. Rimer	2022	$233,462	$337,500	$—	$—	$2,004	$572,966
Executive Vice President and Chief Operating Officer(2)

Taylor L. Reid	2022	$250,005	$—	$—	$425,000	$2,113,637	$2,788,642
Former President and Chief Operating Officer(3)	2021	$504,176	$—	$5,937,417	$500,000	$21,408	$6,963,001
	2020	$600,000	$1,164,225	$1,758,864	$582,112	$21,108	$4,126,309
Nickolas J. Lorentzatos	2022	$181,356	$—	$—	$272,000	$1,053,637	$1,506,993
Former Executive Vice President, General Counsel and Corporate Secretary(3)	2021	$401,043	$—	$3,364,593	$320,000	$21,408	$4,107,044
	2020	$425,000	$614,911	$905,168	$307,456	$21,108	$2,273,643

(1)Mr. Brown began serving as our Chief Executive Officer effective April 13, 2021.
(2)Mr. Rimer began serving as our Executive Vice President and Chief Operating Officer effective July 1, 2022 upon the closing of the Merger.
(3)Messrs. Reid and Lorentzatos served as executive officers of Oasis until the closing of the Merger on July 1, 2022.
(4)Reflects the base salary earned by each Named Executive Officer during the fiscal year indicated (or applicable portion thereof).
(5)Reflects annual cash incentive award payments earned for the period from July 1, 2022 to December 31, 2022. The Merger Agreement stipulated that such cash incentive payments would be set at 150% of target for such period. Messrs. Brown, Lou, and Rimer recommended, and the Board approved, a reduction in their payments to 135% of target, taking into account the Company's safety performance for the period.
(6)As noted above, the stock awards granted to Oasis' Named Executive Officers in 2021 were intended to represent three years’ worth of equity grants; therefore, additional awards were not granted in 2022. Amounts for 2020 were forfeited by Oasis' Named Executive Officers in June 2020.

EXECUTIVE COMPENSATION
(7)Amounts shown reflect performance-based cash incentive amounts earned by Messrs. Brown, Lou, Reid and Lorentzatos for services performed for the period from January 1, 2022 to June 30, 2022. The Merger Agreement stipulated that such payments would be made at the greater of target or actual performance determined immediately prior to the Merger effective date. The Board evaluated the Company's actual performance for the Pre-Closing Period against previously identified performance metrics and approved award payments at 170% of target for the period. The amounts earned by the Named Executive Officers are described in more detail above under “Compensation Discussion and Analysis—2022 Pre-Merger Compensation Program—Annual Incentives.”
(8)The following items are reported in the “All Other Compensation” column for fiscal year 2022:

Name	Parking	401(k) Plan Match	Separation Payment (a)	Total
Daniel E. Brown	$4,008	$18,300	$—	$22,308
Michael H. Lou	$4,008	$18,300	$—	$22,308
Charles J. Rimer	$2,004	$—	$—	$2,004
Taylor L. Reid	$2,004	$18,300	$2,093,333	$2,113,637
Nickolas J. Lorentzatos	$2,004	$18,300	$1,033,333	$1,053,637

(a) These amounts represent severance payments received by Messrs. Reid and Lorentzatos in connection with their respective departures from employment in connection with the closing of the merger on July 1, 2022.

Grants of Plan-Based Awards
The following table sets forth information concerning grants of plan-based awards to each of our 2022 NEOs under the Company's Annual Incentive Compensation Plan during fiscal year 2022. These grants represent annual performance-based cash incentive award opportunities. As described above under "Compensation Discussion and Analysis—2022 Pre-Merger Compensation Program," the Company did not grant equity-based awards to its any of its 2022 NEOs in 2022.

Name	Grant Date(1)	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
			Threshold(2)	Target	Maximum
Brown (3)			$300,000	$600,000	$1,200,000
Lou (3)			$225,000	$450,000	$900,000
Rimer (4)			$—	$—	$—
Reid (5)			$250,000	$500,000	$1,000,000
Lorentzatos (5)			$160,000	$320,000	$640,000
__________________
(1)Amounts reflect performance-based cash incentive amounts granted under our 2022 incentive compensation program during fiscal year 2022 assuming threshold, target and maximum performance achievement.
(2)Threshold payout reflects 50% performance rating, but if threshold performance is not reached, the payout amount would be $0.
(3)Pursuant to the terms of the Merger Agreement, the cash incentive opportunity set forth above was bifurcated into two separate opportunities. For the Pre-Closing Period, Messrs. Brown and Lou were eligible to earn the greater of 100% the target opportunity for that period (half of the annual target opportunity), or a greater amount based on Company performance for the Pre-Closing Period. The Board evaluated Company performance and approved award payments at greater than target for the period. Also pursuant to the Merger Agreement, for the Post-Closing Period, cash incentive opportunity was set at 150% of target for the period (half of the annual target opportunity), subject to continuing service through the period. However, Messrs. Brown, Lou and Rimer voluntarily reduced their award to 135% of target based on the Company's safety performance for the period. The amounts earned by Messrs. Brown and Lou for the Pre-Closing Period can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and are described in more detail above under “Compensation Discussion and Analysis—2022 Pre-Merger Compensation Program—Annual Incentives.” The amounts earned for the Post-Closing Period can be found in the

EXECUTIVE COMPENSATION
"Bonus" column of the Summary Compensation Table and are described in more detail above under “Compensation Discussion and Analysis—2022 Post-Merger Compensation Program—Annual Incentives.”
(4)Mr. Rimer joined the Company on July 1, 2022, and was eligible to receive the above described bonus payment for the period from July 1, 2022 to December 31, 2022, set by the Merger Agreement. However, did not participate in the Company's performance-based cash incentive program for the period from January 1, 2022 to June 30, 2022. The amount payable to Mr. Rimer for the period from July 1, 2022 to December 31, 2022 was set at 150% of target. As discussed above, he voluntarily reduced his award to 135% of target based on the Company's safety performance for the period.The amounts earned by Mr. Rimer can be found in the "Bonus" column of the Summary Compensation Table for the period from July 1, 2022 to December 31, 2022 and are described in more detail above under “Compensation Discussion and Analysis—2022 Post-Merger Compensation Program—Annual Incentives.”
(5)Messrs. Reid and Lorentzatos participated in the Company's performance-based cash incentive program for the Pre-Closing Period only. The amounts earned by Messrs. Reid and Lorentzatos can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the period from January 1, 2022 to June 30, 2022, and are described in more detail above under “Compensation Discussion and Analysis—2022 Pre-Merger Compensation Program—Annual Incentives.”
Outstanding Equity Awards at 2022 Fiscal Year End
The following table sets forth information concerning outstanding equity awards that were held by each of our 2022 NEOs as of December 31, 2022. Pursuant to the terms of the awards, level of performance under outstanding PSU and LSU awards, for all periods, was established immediately prior to the closing of the Merger. Therefore, unvested shares associated with those awards are reflected in the column titled "Number of Shares of Stock That Have Not Vested" in the table below, rather than in the column relating to "Unearned Shares."

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Daniel E. Brown	316,520	$43,303,101	—	$—
Michael H. Lou	189,470	$25,921,391	—	$—
Charles J. Rimer	75,772	$10,366,367	—	$—
Taylor L. Reid(3)	0	$—	—	$—
Nickolas J. Lorentzatos(3)	0	$—	—	$—

(1)Amounts reflected in this column represent the following unvested restricted stock unit awards as of December 31, 2022.

EXECUTIVE COMPENSATION

Name		Original Award	Number Unvested on 12/31/2022	Remaining Vesting Dates
Daniel E. Brown		2021 RSU	32,982	April 13, 2023, April 13, 2024 and April 13, 2025
	(a)	2021 3-Year LSU	111,876	April 15, 2024
	(a)	2021 4-Year LSU	111,876	April 15, 2025
	(b)	2021 Peer rTSR PSU	32,986	December 31, 2023 and December 31, 2024
	(c)	2021 Index rTSR PSU	26,800	December 31, 2023 and December 31, 2024
Michael H. Lou		2021 RSU	20,724	January 18, 2024 and January 18, 2025
	(a)	2021 3-Year LSU	65,592	January 15, 2024
	(a)	2021 4-Year LSU	65,592	January 15, 2025
	(b)	2021 Peer rTSR PSU	16,838	December 31, 2023 and December 31, 2024
	(c)	2021 Index rTSR PSU	20,725	December 31, 2023 and December 31, 2024
Charles J. Rimer		2021 RSU	19,169	February 2, 2026
		2021 RSU	9,420	January 4, 2024
		2022 RSU	4,736	January 31, 2024 and January 31, 2025
	(d)	2021 rTSR PSU	10,597	December 31, 2023
	(e)	2021 aTSR PSU	21,194	December 31, 2023
	(d)	2022 rTSR PSU	3,552	December 31, 2024
	(e)	2022 aTSR PSU	7,104	December 31, 2024
(a)    In connection with the Change in Control that occurred at the closing of the Merger of Whiting and Oasis, and pursuant to the terms of the award agreement, the performance periods were deemed satisfied, and the Oasis Committee certified the achievement level of the 3-Year and 4-Year LSUs (for all performance periods) at the maximum level, based on actual performance through the Change in Control date. The awards now vest on the date representing the end of the original grant cycle, subject to the employee's continued service through the applicable date.
(b)    In connection with the Change in Control that occurred at the closing of the Merger of Whiting and Oasis, and pursuant to the terms of the award agreement, the performance periods were deemed satisfied, and the Oasis Committee certified the achievement level of the Peer Group relative TSR PSUs (for all performance periods) at 121.875% of target, based on actual performance through the Change in Control date. The awards now vest ratably on dates that originally represented the end of a performance cycle, subject to the employee's continued service through the applicable date.
(c)    In connection with the Change in Control that occurred at the closing of the Merger of Whiting and Oasis, and pursuant to the terms of the award agreement, the performance periods were deemed satisfied, and the Oasis Committee certified the achievement level of the Peer Group relative TSR PSUs (for all performance periods) at the maximum level, based on actual performance through the Change in Control date. The awards now vest ratably on dates that originally represented the end of a performance cycle, subject to the employee's continued service through the applicable date.
(d)    Pursuant to the Merger Agreement, at the Effective Time of the Merger, the performance vesting conditions of each PSU award of Whiting were deemed satisfied based on the greater of (1) the target number of PSUs and (2) achievement of the applicable performance criteria based on a truncated performance period ending immediately prior to the Effective Time of the Merger, with such number of PSUs assumed by the Company and converted into a right to receive the Merger Consideration. Based on this performance criteria, the Compensation Committee of Whiting certified achievement of maximum performance for the absolute TSR PSU awards. The awards now vest ratably on dates that originally represented the end of a performance cycle, subject to the employee's continued service through the applicable date.
(e)    Pursuant to the Merger Agreement, at the Effective Time of the Merger, the performance vesting conditions of each PSU award of Whiting were deemed satisfied based on the greater of (1) the target number of PSUs and (2) achievement of the applicable performance criteria based on a truncated performance period ending immediately prior to the Effective Time of the Merger, with such number of PSUs assumed by the Company and converted into a right to receive the Merger Consideration. Based on this performance criteria, the Compensation Committee of Whiting certified that the target number of relative PSUs had been earned. The awards now vest ratably on dates that originally represented the end of a performance cycle, subject to the employee's continued service through the applicable date.

EXECUTIVE COMPENSATION
(2)    Amounts reflected in this column represent the market value of our common stock underlying the unvested restricted stock unit awards held by our 2022 NEOs, in each case, computed based on the closing price of our common stock on December 31, 2022, which was $136.81 per share.
(3)    All of the outstanding awards held by Messrs. Reid and Lorentzatos vested upon their termination in connection with the completion of the Merger.
2022 Options Exercised and Stock Vested
The following table sets forth information concerning equity awards held by each of our 2022 NEOs that vested during the fiscal year ended December 31, 2022.

		Stock Awards
Name		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel E. Brown	RSU(1)	10,993	$1,671,376
Michael H. Lou	RSU(2)	6,908	$936,034
	OMP Phantom(3)	4,240	$103,079
	OMP Restricted(4)	13,670	$335,142
Charles J. Rimer		—(5)	$—
Taylor L. Reid	RSU(2)	7,401	$1,002,836
	RSU(6)	22,203	$2,417,907
	PSU/LSU(7)	180,812	$19,690,427
	OMP Phantom(3)	6,056	$147,240
	OMP Restricted(4)	13,670	$335,142
Nickolas J. Lorentzatos	RSU(2)	4,194	$568,287
	RSU(6)	12,582	$1,370,180
	PSU/LSU(7)	102,460	$11,157,894
	OMP Phantom(3)	3,004	$73,033
	OMP Restricted(4)	13,670	$335,142
(1)Reflects one-third of the award of restricted stock Mr. Brown received on April 13, 2021, which vested pursuant to its terms on April 22, 2022. The value realized by Mr. Brown upon vesting of the restricted stock award was computed based on the closing price of our common stock on April 13, 2022, the applicable vesting date, which was $152.04.
(2)Reflects one-third of the awards of restricted stock Messrs. Lou, Reid, and Lorentzatos received on January 18, 2021 (the "2021 RSUs"), which vested pursuant to their terms on January 18, 2022. The value realized by Messrs. Lou, Reid, and Lorentzatos upon vesting of the restricted stock award was computed based on the closing price of our common stock on January 18, 2022, the applicable vesting date, which was $135.50.
(3)Reflects one-third of the 2019 awards of phantom units related to Oasis Midstream Partners LP ("OMP"). Each phantom unit represented the right to receive, upon vesting, a cash payment equal to the fair market value of one OMP common unit. The phantom unit awards vested fully on February 15, 2022, following the closing of the merger between OMP, OMP GP LLC and Crestwood Equity Partners LP (the "OMP Merger"). The Oasis Committee accelerated the unvested portion of the OMP phantom unit awards granted to Messrs. Lou, Reid, and Lorentzatos and approved payments in settlement thereof, which amounts are reflected in the table above and were based on the merger exchange ratio and the value of Crestwood common units that such OMP phantom units would have otherwise been converted into as a result of the merger.
(4)Reflects vesting of remaining outstanding OMP restricted unit awards granted to Messrs. Reid, Lou and Lorentzatos as a result of the conversion of certain OMP GP Class B Units previously held by such executives on the Simplification Date. The restricted units vested upon the closing of the OMP Merger, and the value realized

EXECUTIVE COMPENSATION
reflects the number of restricted units vested multiplied by the exchange ratio of 0.87 and the closing price of CEQP units on the OMP Merger closing date, which was February 1, 2022.
(5)Mr. Rimer did not have a stock vesting event during the period from July 1, 2022, when he joined the Company, through December 31, 2022.
(6)Reflects vesting of remaining outstanding 2021 RSUs in connection with Messrs. Reid and Lorentzatos' termination of employment without cause upon the completion of the Merger. The value realized by Messrs. Reid, and Lorentzatos upon vesting of the restricted stock award on July 8, 2022 was computed based on the immediately preceding closing price of our common stock of $108.90 on July 7, 2022.
(7)Reflects vesting of all outstanding 2021 PSUs and 2021 LSUs in connection with Messrs. Reid and Lorentzatos' termination of employment without cause upon the completion of the Merger. The value realized by Messrs. Reid, and Lorentzatos upon vesting of the restricted stock award on July 8, 2022 was computed based on the immediately preceding closing price of our common stock of $108.90 on July 7, 2022.
Potential Payments Upon Termination and Change in Control
Employment Agreements with Messrs. Brown, Lou, Reid and Lorentzatos. In 2021, the Company entered into the Employment Agreements with each of Messr. Brown, Lou, Reid and Lorentzatos (each an "Officer"). The Employment Agreements contain provisions regarding payments to be made to the Officers upon a termination of their employment in certain circumstances, including in connection with a change in control.
Under the Employment Agreements, upon any termination of employment, the Officers would have been entitled to receive (i) accrued but unpaid salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which the Officer terminates, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Accrued Payments”).
Death or Disability. If any of Messrs. Brown, Reid, Lou or Lorentzatos is terminated due to death or “disability,” then the Officer would be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination, (iii) an amount equal to 12 months’ worth of the Officer’s base salary, payable in a lump sum within 60 days following termination, and (iv) reimbursement of COBRA premiums, if the Officer elects and remains eligible for COBRA, for up to 18 months following termination.
Non-Renewal of Employment Agreement. If an Officer’s employment terminates by reason of the Company’s non-renewal of the Employment Agreement at expiration, the Officer is entitled to receive reimbursement of COBRA premiums, if the Officer elects and remains eligible for COBRA, for up to 12 months following termination. Except for this COBRA reimbursement obligation, and except as provided in any award notices for the Initial Equity Grants and any other equity grants that may be made in the future, the non-renewal of the Employment Agreement does not entitle an Officer to any severance benefits, vesting of unvested equity grants or any other benefits. Under the Prior Employment Agreements, non-renewal by the Company was treated as a termination without “cause.”
Termination Other Than for Cause or Good Reason. If the Company terminates the employment of any Officer for reasons other than “cause,” or if the Officer terminates employment for “good reason,” and, in each case, such termination is not on or within 18 months following a “change in control,” then the Officer will be entitled to receive the following amounts: (i) the Accrued Payments; (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination; (iii) an amount equal to the Severance Multiple (as defined below) of the sum of (1) the Officer’s base salary as of the date of termination, plus (2) the aggregate of the product of (x) the Officer’s base salary as of the date of termination and (y) the target bonus percentage specified in such Officer’s Employment Agreement (or such higher percentage specified by the Board with respect to the calendar year in which the date of termination occurs), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); and (iv) reimbursement of COBRA premiums, if the Executive Officer elects and remains eligible for COBRA, for up to 18 months following termination.
Severance amounts, other than the pro-rata bonus amount, are subject to the Officer’s delivery to the Company (and non-revocation) of a release of claims within 50 days of his termination date.

EXECUTIVE COMPENSATION
Severance Multiples. Under the Employment Agreements, the severance multiples for each Named Executive Officer are as follows:

	Good Reason	Termination without Cause	Termination without Cause or for Good Reason Following a Change in Control(1)
Daniel E. Brown	2X	2X	2.5X
Taylor L. Reid	1.5X	1.5X	2.5X
Michael H. Lou	1X	1X	2X
Nickolas J. Lorentzatos	1X	1X	2X

(1) Pursuant to the Merger Agreement, this severance multiple also applies to a termination by Death or Disability within 18 months of a Change in Control.
No Gross Up Payments. Each Employment Agreement provides that, if any payments made pursuant to the Employment Agreements in connection with a change in control would result in an Officer receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, the Company will not provide any gross-up payment for such excise taxes.
2021 Awards. Messrs. Brown and Lou hold outstanding awards of RSUs, PSUs and LSUs as previously described in the section above titled “Compensation Discussion and Analysis—2022 Pre-Merger Compensation Program—Long-Term Equity-Based Incentives—2021 Equity Awards.” As discussed above under "Compensation Discussion and Analysis—2022 Pre-Merger Compensation Program—Effect of the Merger on 2021 Equity Awards," due to the fact that the completion of the Merger constituted a Change in Control under the award provisions, the performance periods for all PSUs and LSUs ended, and performance levels were established, immediately prior to the completion of the Merger. The shares earned under the terms of the PSUs and LSUs will vest at the end of the original performance cycles and grant cycles for PSUs and LSUs, respectively.
Messrs. Reid and Lorentzatos vested in the shares underlying their RSUs, PSUs, and LSUs upon their termination without cause on July 1, 2022, in connection with the completion of the Merger.
RSUs. If an Officer’s employment with the Company is terminated prior to the end of the RSU vesting period (i) by the Company without “cause,” (ii) by reason of the Company’s non-renewal of the Officer’s employment agreement (a “Non-Renewal”), (iii) by the Officer for “good reason” or (iv) by reason of the Officer’s death, then, upon termination, the Officer will vest in the number of unvested RSUs that were scheduled to vest within 12 months following his termination, with full vesting of unvested RSUs if any of these types of termination occurs within 18 months following a change in control.
PSUs; LSUs. If the Officer’s employment with the Company is terminated prior to the end of the PSU or LSU vesting period, as applicable, (i) by the Company without “cause,” (ii) by reason of a Non-Renewal, (iii) by the Officer for “good reason” or (iv) by reason of the Officer’s death, then, actual PSU and LSU performance will be measured at the end of the entire three- or four-year measurement period (or, if a change in control occurs prior to the end of the applicable measurement period, a truncated performance period based on the change in control price), and then the amount of the earned award would be prorated based on (A) the Officer’s service following the effective date of his Employment Agreement or (B) 12 months, whichever is greater, as a percentage of the entire measurement period (increased to 18 months if the termination occurs within 18 months following the effective date of the applicable Officer’s employment agreement). If a change in control occurs prior to the end of a performance measurement period, then performance will be measured based on the change in control price and a truncated performance period to determine the number of PSUs or LSUs earned, which earned PSUs or LSUs will remain outstanding and eligible to vest at the end of the applicable performance period. In addition, if the change of control occurs 18 months or less following the effective date of the Employment Agreement with an Officer, performance will be measured based on (i) the change in control price or (ii) 100% of target payout, whichever is greater, in order to determine the number of earned PSUs or LSUs (which would remain outstanding and eligible to vest at the end of the applicable performance period). If the Officer’s employment with the Company is terminated prior to the end of the PSU or LSU vesting period, as applicable, (i) by the Company without “cause,” (ii) by reason of a Non-Renewal, (iii) by the Officer for “good reason” or (iv) by reason of the Officer’s death, in each case, within 18 months following a change in control, then the number of earned PSUs or LSUs determined in accordance with the two preceding sentences will fully vest as of the date of such termination (i.e., without the need for the Officer to remain employed through the end of the applicable performance period).

EXECUTIVE COMPENSATION
Employment Agreement with Mr. Rimer. In February 2021, Mr. Rimer entered into an Amended Employment Agreement with Whiting (the "Rimer Agreement"), which was assumed by the Company upon completion of the Merger. Under the terms of the Rimer Agreement, Mr. Rimer is eligible to receive severance benefits upon certain terminations of employment in connection with a "change in control."
Under the Rimer Agreement, if Mr. Rimer's employment is terminated by the Company without “cause” or by Mr. Rimer for “good reason,” in each case, within three months prior to or 18 months following a “change in control,” then Mr. Rimer is entitled to (i) payment of any earned but unpaid bonus from the prior year, (ii) continued health and welfare benefits (or reimbursement) for up to 18 months following the employment termination date, (iii) a prorated target annual bonus for the year in which the termination occurs (paid in a lump sum), (iv) a payment equal to two times the sum of Mr. Rimer's annual base salary and target annual bonus, payable 50% in a lump sum and 50% in installments over a period of 12 months following such termination.
Quantification of Payments. The table below discloses the amount of compensation and/or benefits due to our 2022 NEOs in the event of their termination of employment and/or in the event we undergo a change in control, in either case, on December 31, 2022. The amounts below constitute estimates of the amounts that would be paid to our Executive Officers upon their respective terminations and/or upon a change in control under their compensatory arrangements in effect on December 31, 2022, and do not include any amounts accrued through December 31, 2022 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and benefits generally available to all of our salaried employees. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a Executive Officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

EXECUTIVE COMPENSATION

Named Executive Officer	Termination Due to Death or Disability	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason Following a Change in Control(1)	Change in Control
Daniel E. Brown
Severance Multiple Amount (2)	$850,000	$3,740,000	$—	$—
Pro-Rata Bonus(3)	$1,198,500	$1,198,500	$1,198,500	$—
COBRA Premiums(4)	$34,968	$34,968	$34,968	$—
Change in Control Severance Multiple Amount (5)	$—	$—	$4,675,000	$—
Accelerated Equity Vesting(6)	$43,303,101	$43,303,101	$43,303,101	$—
Total(7)	$45,386,569	$48,276,569	$49,211,569	$—
Michael H. Lou
Severance Multiple Amount (2)	$500,000	$1,000,000	$—	$—
Pro-Rata Bonus(3)	$720,000	$720,000	$720,000	$—
COBRA Premiums(4)	$38,143	$38,143	$38,143	$—
Change in Control Severance Multiple Amount (5)	$—	$—	$2,000,000	$—
Accelerated Equity Vesting(6)	$25,921,391	$25,921,391	$25,921,391	$—
Total(7)	$27,179,534	$27,679,534	$28,679,534	$—
Charles J. Rimer
Severance Multiple Amount (2)	$—	$—	$—	$—
Pro-Rata Bonus(3)	$—	$—	$560,250	$—
COBRA Premiums(4)	$—	$—	$30,600	$—
Change in Control Severance Multiple Amount (5)	$—	$—	$2,000,000	$—
Accelerated Equity Vesting(6)	$10,366,367	$10,366,367	$10,366,367	$—
Total(7)	$10,366,367	$10,366,367	$12,957,217	$—
________________
(1)Pursuant to the Merger Agreement, the Severance Multiple amount also applies to termination by Death or Disability following a Change in Control.
(2)Based on annualized base salary and target bonus percentage in effect for each Named Executive Officer as of December 31, 2022.
(3)For purposes of calculating pro-rata bonus, the dollar value of the bonus awards actually awarded to each Named Executive Officer for 2022 service was used, without pro-ration, since December 31, 2022 was the last day of the calendar year to which such bonus related.
(4)Reflects 18 months’ worth of COBRA premiums at $1,942.66 for Mr. Brown, $2,119.08 per month for Mr. Lou and $1,700.00 for Mr. Rimer.
(5)It has been assumed that the termination without “cause” or for “good reason” occurs on or within 18 months following a change in control.
(6) The value of accelerated RSU, PSU and LSU awards is based on the closing price of our common stock on December 31, 2022, which was $136.81, multiplied by the number of outstanding shares that would vest upon the occurrence of the event indicated. The values reported in the table above only take into account awards that were outstanding on December 31, 2022 and do not include the value of accrued dividends.
(7)The aggregate total amount of compensation payable in connection with the triggering events has not been reduced to reflect any cut back in benefits or payments that would be made in connection with a change in control pursuant to the terms of the Employment Agreements. The Employment Agreements provide that golden parachute payments will be

EXECUTIVE COMPENSATION
paid in full or reduced to fall within the 280G safe harbor amount, whichever will provide a better net after-tax position for a Named Executive Officer. For purposes of this disclosure, we have reflected the maximum amount potentially payable to each Named Executive Officer under each given scenario even though such maximum amounts could be reduced pursuant to the cutback language included in the Employment Agreements.
Messrs. Reid and Lorentzatos are not included in the above table because they were not employed with the Company as of December 31, 2022. Their employment terminated without cause on July 1, 2022, in connection with the completion of the Merger, which constituted a "Change in Control" as described above. Upon their departure, they received the following amounts: (i) Mr. Reid received (a) a severance payment of $2,500,000, with a portion paid in monthly installments, (b) eighteen months of COBRA premiums totalling $38,143, and (c ) accelerated vesting of outstanding stock awards in the amount of $22,108,334; and (ii) Mr. Lorentzatos received (x) a severance payment of $1,440,000, with a portion paid in monthly installments, (y) eighteen months of COBRA premiums totalling $38,143, and (z) accelerated vesting of outstanding stock awards in the amount of $12,528,074.

PAY RATIO
PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our principal executive officer.
For 2022, our last completed fiscal year:
■The median of the annual total compensation of all employees of the Company (other than the CEO) was $100,080; and
■The annual total compensation of our CEO, calculated as discussed above, was $1,862,495.
■Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 18.6 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
■We determined that, as of December 31, 2022, our employee population consisted of approximately 536 individuals with all of these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the SEC on February 28, 2023). This population consisted of our full-time, part-time and temporary employees.
■We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2022.
■We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees are located in the United States, we did not make any cost of living adjustments in identifying the median employee.
■After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2022 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $100,080.

PAY VERSUS PERFORMANCE
PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” ("CAP") to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table ("SCT") in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below (the "PVP Table") summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021 and 2022 fiscal years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average. Our CEO is the principal executive officer ("PEO"). The table below sets forth information concerning the compensation of our PEO(s) and other NEOs for each of the fiscal years ("FY") ending December 31, 2022, 2021, and 2020 and our financial performance for each such fiscal year.
The financial performance metrics that we are required to provide in the PVP Table are: (i) the Company's cumulative total shareholder return ("TSR") for the Measurement Period, (ii) the peer group cumulative TSR for the Measurement Period, (iii) the Company's net income for each FY, and (iv) a Company-Selected Metric (the "CSM"). While the Measurement Period typically would begin at the close of market on the last trading day before the earliest fiscal year presented, our Measurement Period has been modified to take into account the Company's 2020 bankruptcy proceedings. Therefore, our Measurement Period begins on November 20, 2020, upon our emergence from restructuring.
We selected a relative TSR measure as our CSM because we believe it represents the most important financial performance measure used by us to link CAP for 2022 to financial performance, other than absolute TSR, which is already required to be disclosed in the PVP Table. Our CSM compares Company TSR to TSR of the companies included in the Russell 2000 Index and results in a percentile level above which the Company is performing. This measure was closely linked to 2022 CAP because we used this measure to determine the number of shares earned under half of our outstanding relative TSR PSU awards (the "Russell 2000 PSUs"), and the Russell 2000 PSUs were earned, and in certain cases vested, at the maximum performance level, which was 150% of target in 2022 (see "Compensation Discussion and Analysis—2022 Pre-Merger Compensation Program—Long-Term Equity-Based Incentives").

									Value of Initial Fixed $100 Investment Based On:(3)
Year	SCT Total for PEO Brown	CAP to PEO Brown(1)	SCT Total for PEO Brooks(2)	CAP to PEO Brooks (1)(2)	SCT Total for PEO Nusz	CAP to PEO Nusz(1)	Average SCT Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs(1)	TSR	Peer Group TSR (4)	Net Income (000s)(3)	CSM: Relative TSR (Percentile vs. Russell 2000 companies)(3)
2022	$1,862,495	$15,708,963	$—	$—	$—	$—	$1,517,316	$7,139,030	$576	$323	$1,858,470	99.4%
2021	$15,109,345	$32,011,947	$160,000	$1,748,413	$—	$—	$4,383,544	$18,394,121	$431	$204	$355,298	98.9%
2020	$—	$—	$622,148	$617,653	$12,305,823	$3,102,795	$2,370,324	$(658,431)	$120	$109	$(45,962)	79.7%
(1) Amounts represent compensation actually paid to our PEO(s) and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO
2022	Daniel E. Brown	Michael H. Lou, Charles J. Rimer, Taylor L. Reid, Nickolas J. Lorentzatos
2021	Daniel E. Brown, Douglas E. Brooks	Michael H. Lou, Taylor L. Reid, Nickolas J. Lorentzatos
2020	Douglas E. Brooks, Thomas B. Nuz	Michael H. Lou, Taylor L. Reid, Nickolas J. Lorentzatos
(2) Mr. Brooks was appointed the Company's Board Chair upon the Company's emergence from restructuring in November 2020. He served as our CEO between December 22, 2020, the date of Mr. Nusz's retirement, and April 13, 2021, when Mr. Brown was appointed the Company's CEO. Mr. Brooks did not receive

PAY VERSUS PERFORMANCE
compensation in addition to his regular director compensation during the time that he served in the CEO role. Therefore, Mr. Brooks' compensation set forth in this table reflects only regular payment he received as a director of the Company and does not reflect any additional payment for service as the Company's CEO.
(3) Amounts for 2020 reflect period from November 20, 2020, the date the Company emerged from restructuring, through December 31, 2020.
(4) Peer Group is the Standard and Poor's 500 Oil & Gas Exploration & Production Index, which is the same index used by the Company for purposes of Section 229.201(e )(1)(ii) as set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2022.
The table below provides the adjustments to the SCT total compensation, which were made to arrive at the CAP for the PEO and the average for the Non-PEO NEOs:

		2022		2021			2020
		PEO Brown	Average for Non-PEO NEOs	PEO Brown	PEO Brooks	Average for Non-PEO NEOs	PEO Brooks	PEO Nusz	Average for Non-PEO NEOs
Deduction for Amounts Reported under "Stock Awards" column in Summary Compensation Table		$—	$—	$(14,225,450)	$—	$(4,947,826)	$(578,925)	$(3,054,822)	$(1,314,059)
Increase/deduction based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	(a)	$—	$2,591,592	$31,128,052	$—	$16,991,577	$574,430	$—	$—
Increase/deduction based on ASC 718 Fair Value of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Value from Prior FY End to Applicable FY End	(b)	$13,560,100	$1,940,398	$—	$919,003	$53,994	$—	$—	$(43,092)
Increase/deduction for Awards Granted during Prior FY that Vested during Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(c)	$286,368	$1,089,724	$—	$669,410	$(20,335)	$—	$(6,148,206)	$(2,461,712)
(a) Value at Fiscal Year End of Awards Granted During the Same Fiscal Year. We are required to increase or decrease SCT total compensation based on the change in fair value of awards from grant date to FY end for awards granted in a particular FY. The following tables disclose related valuation assumptions.
For the fiscal year ended December 31, 2020, represents the market value of RSAs granted to Mr. Brooks on December 29, 2020 in his capacity as a director of the Company, based on the closing price per share of our common stock as of December 31, 2020.

Award Granted	Grant Date	Close Price Per Share 12/31/20
RSA	December 2020	$37.06

PAY VERSUS PERFORMANCE
For the fiscal year ended December 31, 2021, represents for (1) RSUs, the market value of the RSUs based on the closing price per share of our common stock as of December 31, 2021, (2) for PSUs, the fair value of the PSUs determined in accordance with ASC 718 as of December 31, 2021, and (3) for OMP Common Units (received as consideration for OMP GP LLC Class B Units in midstream simplification transaction), the market price of OMP units as of December 31, 2021.

Award Granted	Grant Date	Close Price per Share 12/31/21	PSU Fair Market Value 12/31/21
RSU	January 2021	$125.99
Peer PSU	January 2021		$178.81
Index PSU	January 2021		$192.86
Absolute PSU	January 2021		$238.15
RSU	April 2021	$125.99
Peer PSU	April 2021		$178.81
Index PSU	April 2021		$192.86
Absolute PSU	April 2021		$233.49
OMP Common Units	March 2021	$23.91
For the fiscal year ended December 31, 2022, represents the market value as of December 31, 2022 of outstanding common stock awards, converted from Whiting Petroleum awards in connection with the Merger on July 1, 2022.

Award Granted	Grant Date	Close Price Per Share 12/31/22
Converted Whiting Awards	July 2022	$136.81
(b) Year-Over-Year Change in Value of Awards Granted in Prior Fiscal and Years Remaining Outstanding and Unvested as of the Applicable Year End. For awards granted in prior FYs and remaining outstanding and unvested as of the applicable FY end, we are required to increase or decrease SCT total compensation for the applicable FY based on the change in fair value of the awards year-over-year, measured as of the last trading day of each FY. The following tables disclose related valuation assumptions.
For the fiscal year ended December 31, 2020, represents the change in market value of unvested phantom units of OMP, granted in January 2019, based on the closing price per unit of OMP's common units at fiscal year end.

As of FY Ending December 31,	Award Granted	Grant Date	Close Price Per Share
2020	OMP Phantom Unit	January 2019	$11.73
2019	OMP Phantom Unit	January 2019	16.59
For the fiscal year ended December 31, 2021, this represents the change in market value of unvested phantom units of OMP, granted in January 2019, based on the closing price per unit of OMP's common units at fiscal year end.

As of FY Ending December 31,	Award Granted	Grant Date	Close Price Per Share
2021	OMP Phantom Unit	January 2019	$23.91
2020	OMP Phantom Unit	January 2019	11.73
For the fiscal year ended December 31, 2022, this represents the change in value of unvested awards based on the closing price per share of our common stock on December 31, 2022. The performance period for awards originally granted, and identified below, as PSUs and LSUs ended immediately prior to the closing of the Merger on July 1, 2022, and shares earned were established at that time, based on performance, in accordance with the terms of the awards. These shares remained unvested (for Messrs. Brown and Lou) as of December 31, 2022.

PAY VERSUS PERFORMANCE

Award Granted	Grant Date	Close Price per Share
RSU	January 2021	$136.81
Peer PSU	January 2021	$136.81
Index PSU	January 2021	$136.81
Absolute PSU	January 2021	$136.81
RSU	April 2021	$136.81
Peer PSU	April 2021	$136.81
Index PSU	April 2021	$136.81
Absolute PSU	April 2021	$136.81
(c) Change in Value from Previous Fiscal Year End of Awards Vesting During the Fiscal Year. For awards vesting during a particular FY, we are required to increase or decrease SCT total compensation for the applicable FY based on the change in fair value of the awards as of the vesting date from the last trading day of the prior FY. The following tables disclose related valuation assumptions.
For the fiscal year ended December 31, 2020, this represents change in market value of prior year awards from December 31, 2019, based on the closing price per share on the vesting date. "Vest 1" represents regular vesting dates; "Vest 2" represents vestings in connection with the Company's emergence from restructuring in November 2020, which constituted a "change in control" under the terms of the awards.

As of FY Ending December 31,	Award Granted	Grant Date	Closing Price 12/31/19	Closing Price per Share (Vest 1)	Performance Unit Payout	Closing Price per Share (Vest 2)	Performance Unit Payout
2019	RSU	February 2012	$3.26
		January 2017	$3.26
		January 2018	$3.26
		January 2019	$3.26
	PSU	January 2016	$3.71
		January 2017	$3.16
		January 2018	$3.37
		January 2019	$3.16
	OMP Phantom Unit	January 2019	$16.59
2020	RSU	February 2012		─		$0.12
		January 2017		$3.24		─
		January 2018		$2.40		$0.12
		January 2019		$2.97		$0.12
	PSU	January 2016		$1.32	109%	─	—%
		January 2017		$1.32	77%	$0.12	20%
		January 2018		$1.32	80%	$0.12	20%
		January 2019		─	─	$0.12	—%
	OMP Phantom Unit	January 2019		$12.00		─
For the fiscal year ended December 31, 2021, this represents change in market value of prior year awards from December 31, 2020, based on the closing price per share on the vesting date, but not including the value of accrued distribution equivalent rights.

As of FY Ending December 31,	Award Granted	Grant Date	Close Price Per Share
2021	OMP Phantom Unit	January 2019	$19.33
2020	OMP Phantom Unit	January 2019	$11.73

PAY VERSUS PERFORMANCE
For the fiscal year ended December 31, 2022, this represents change in market value of prior year awards from December 31, 2021, based on the close price per share on the vesting date, except that the "close price" related to the OMP Restricted Unit vesting is based on the merger exchange ratio, and the value of Crestwood common units that such OMP phantom units would have otherwise been converted into as a result of the merger; accrued distribution equivalent rights and dividends are not included. "Vest 1" represents regular vesting dates; "Vest 2" represents (1) with respect to OMP units, vestings in connection with the closing of the sale of OMP, and (2) with respect to RSU and PSU awards, vestings (for Messrs. Reid and Lorentzatos) in connection with the Merger in July 2022, which constituted a "change in control" under the terms of the awards.

As of FY Ending December 31,	Award Granted	Grant Date	Closing Price/FMV 12/31/21	Closing Price per Share (Vest 1)	Closing Price per Share (Vest 2)	Performance Unit Payout
2021	RSU	January 2021	$125.99
	Peer PSU	January 2021	$178.81
	Index PSU	January 2021	$192.86
	Absolute PSU	January 2021	$238.15
	Absolute PSU	April 2021	$233.49
	OMP Phantom Units	January 2019	$23.91
	OMP Restricted Units	March 2021	$23.91
2022	RSU	January 2021			$108.90
	Peer PSU	January 2021		$135.50	$108.90	122%
	Index PSU	January 2021			$108.90	150%
	Absolute PSU	January 2021			$108.90	300%
	RSU	April 2021		$152.04
	OMP Phantom Units	January 2019			$23.86
	OMP Restricted Units	March 2021			$27.95
Narrative to Pay Versus Performance Table
We are required to provide a tabular list, set forth below, of the most important financial measures that link CAP to Company performance for FY ended December 31, 2022. For the fiscal year ending December 31, 2022, the most important financial performance measures used to link compensation actually paid to our NEOs to company performance are absolute TSR, relative TSR, Free Cash Flow, and EBITDA. Our NEO's target total compensation is heavily weighted towards short and long-term performance and performance goals aligned with our shareholders' interests. The majority of target compensation was weighted toward long-term equity performance, and the financial performance metric for LTIP awards was either absolute or relative TSR. Free Cash Flow generation was the financial performance metric for our 2022 short-term incentive program.

Important Financial Performance Measures
Absolute TSR
Relative TSR
Free Cash Flow
EBITDA
The following graphs depict the relationships between the financial performance measures set forth in the PVP Table, including our CSM, and CAP to our 2022 NEOs.

PAY VERSUS PERFORMANCE
CAP vs. Company TSR and Peer Group TSR. The following graph compares the compensation actually paid to our PEO(s), the average of the compensation actually paid to our remaining NEOs and the absolute TSR performance of our common stock with the TSR performance of the S&P Oil & Gas Exploration & Production Index. The TSR amounts in the graph assume that $100 was invested beginning on November 20, 2020 (the date the Company emerged from restructuring) and that all dividends were reinvested.
CAP vs. Net Income. The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining NEOs with net income.

PAY VERSUS PERFORMANCE
CAP vs. Relative TSR (Russell 2000 Percentile Rank). The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining NEOs with the Company's relative TSR performance versus the Russell 2000 Index, which was the most important financial metric connecting Company performance and actual compensation, after absolute TSR performance. The Company performed better than 79.70%, 98.90% and 99.40% of the Russell 2000 Index companies for the 2020 period, 2021, and 2022, respectively.

Item 4: Advisory Vote on the
Frequency of Future
Executive Compensation
Advisory Votes

The Board of Directors unanimously recommends an advisory vote "FOR" a frequency of EVERY YEAR for future advisory votes to approve executive compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes
Pursuant to Section 14A of the Exchange Act, we are asking shareholders to vote on whether future advisory votes on the executive compensation of our Named Executive Officers, such as Item 3 above, should occur every year, every two years, or every three years.
In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct and immediate input on our compensation philosophy, policies and practices as annually disclosed in the proxy statement. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance and executive compensation matters and will enable us to determine current shareholder sentiment.
You may cast your vote on your preferred voting frequency by choosing one of the options below (not solely for or against the recommendation of the Board of Directors):
▪Choice 1: every year
▪Choice 2: every two years
▪Choice 3: every three years
▪Choice 4: abstain from voting.
After careful consideration of this Item 4, our Board of Directors has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for our company, and therefore our Board of Directors recommends that you support a frequency period of every year for the advisory vote on executive compensation.
As an advisory vote, this proposal is not binding on the Company, the Board, or the Compensation and Human Resources Committee. However, the Compensation and Human Resources Committee and the Board value the opinions expressed by shareholders and will consider the outcome of the vote when making a decision regarding the frequency of conducting an advisory vote to approve executive compensation. It is expected that the next advisory vote to approve the frequency of the advisory vote to approve executive compensation will occur at the annual meeting of shareholders in 2029.
Vote Required
The affirmative vote of the majority of the voting power of the shares present in person or represented by proxy and entitled to be voted on the proposal on the record date for determining shareholders entitled to vote at the Annual Meeting is required for approval of Item 4. However, because Item 4 has three possible substantive responses (every three years, every two years and every year), if no frequency receives the foregoing vote, then we will consider shareholders to have approved the frequency selected by holders of a plurality of the shares present and entitled to be voted. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of March 9, 2023 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.
Unless otherwise noted, the mailing address of each person or entity named below is 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

Name of Person or Identity of Group	Number of CHRD Shares	Percent of Class(1)	Number of OAS Warrants	Percent of Class(2)	Number of WLL Warrants	Percent of Class(3)
The Vanguard Group, inc.(4)	4,054,867	9.74%
Fidelity Management & Research Company LLC (5)	3,933,367	9.45%
BlackRock, Inc.(6)	3,656,778	8.78%
Wellington Management Group LLP (7)	2,904,178	6.98%
Lynn A. Peterson (8)	65,677	*
Daniel E. Brown (8)	17,661	*
Douglas E. Brooks (8)	20,985	*	3	*
Susan M. Cunningham (8)	7,100	*
Samantha F. Holroyd (8)	12,750	*
Paul J. Korus (8)	9,698	*
Kevin S. McCarthy (8)	14,317	*
Anne Taylor (8)	7,100	*
Cynthia L. Walker (8)	15,500	*
Marguerite N. Woung-Chapman (8)	2,916	*
Michael H. Lou (8)	7,632	*	557	*
Charles J. Rimer (8)	35,289	*			2790	*
All directors and executive officers as a group (12 persons)(8)	216,625	*	560	*	2790	*

*	Less than 1%.
(1)Based upon an aggregate of 41,630,968 shares outstanding as of March 9, 2023.
(2)Based upon an aggregate of 762,552 warrants outstanding as of March 9, 2023.
(3)Based upon an aggregate of 7,223,069 warrants outstanding as of March 9, 2023.
(4)According to a Schedule 13G/A, dated February 9, 2023, filed with the SEC by Vanguard Group Inc, it has sole dispositive power over 3,961,957 of these shares, shared voting power over 57,148 of these shares and shared dispositive power over 92,910 of these shares. The address of Vanguard Group Inc is 100 Vanguard Blvd., Malvern, PA 19355.
(5)According to a Schedule 13G/A, dated February 9, 2023, filed with the SEC by FMR LLC, it has sole voting and dispositive power over 3,933,367 of these shares. The address of FMR LLC is 245 Summer Street, Boston MA 02210.
(6)According to a Schedule 13G/A, dated February 3, 2023, filed with the SEC by BlackRock, Inc., it has sole voting power over 3,342,521 shares and sole dispositive power over 3,656,778 of these shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(7)According to a Schedule 13G, dated February 6, 2023, filed with the SEC by Wellington Management Group LLP, it has shared voting power over 2,610,380 of these shares and shared dispositive power over 2,904,178 of these shares. The address of Wellington Management Group LLC is 280 Congress Street, Boston MA 02210.
(8)Executive officer or director of the Company.

OUR SHAREHOLDERS
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, certain of our officers and persons who own more than 10 percent of a registered class of our equity securities (“Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. Based solely on our review of Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to those Reporting Persons were satisfied.

USERS' GUIDE
USERS’ GUIDE
The Board of Directors of the Company requests your proxy for the Annual Meeting that will be held on Wednesday, April 26, 2023, at 9:00 a.m. Central Time, at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002 (the “Annual Meeting”). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting in accordance with your instructions. You may revoke your proxy at any time before the vote is taken by following the instructions in this proxy statement.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on April 26, 2023;
The proxy statement and Annual Report for 2022 are available at www.proxyvote.com
The Company is making its proxy materials available, including this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, to its shareholders of record as of the close of business on March 9, 2023 beginning on March 16, 2023.
When and where is the Annual Meeting?
The Annual Meeting will be held at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Wednesday, April 26, 2023, at 9:00 a.m. Central Time.
Who may vote?
You may vote if you were a holder of record of the Company's common stock as of the close of business on March 9, 2023, the record date for the Annual Meeting. Each share of the Company's common stock is entitled to one vote at the Annual Meeting. On the record date, there were 41,630,968 shares of common stock outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with the Company's common stock.
May I attend the Annual Meeting?
Yes, if you were a shareholder of record as of the close of business on March 9, 2023. You must present valid, government‑issued picture identification, such as a driver’s license, before being admitted to the Annual Meeting. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the Annual Meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 9, 2023, the record date for receiving notice of, attending, and voting at the Annual Meeting. Cameras, recording devices, cell phones and other electronic devices may not be used during the Annual Meeting.
How can I access the proxy materials over the Internet?
Your Notice of Internet Availability or proxy card, if you received one, will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at http://www.proxyvote.com.
What am I voting on and how does the Board recommend that I vote?

Proposal	Board Vote Recommendation
Item 1 — Election of Directors	FOR
Item 2 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2023	FOR
Item 3 — Advisory vote to approve the Company's Named Executive Officer compensation	FOR
Item 4 — Advisory vote on the frequency of future executive compensation advisory votes	for a frequency of EVERY YEAR
A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board’s recommendation. If any other business properly comes before the shareholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

What is the effect of an “advisory” vote?
An advisory vote is not binding on our Board of Directors or the Compensation and Human Resources Committee and will not overrule any decisions made by our Board of Directors or the Compensation and Human Resources Committee or require them to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation and Human Resources Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers or regarding the frequency of future executive compensation advisory votes. To the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation and Human Resources Committee will evaluate whether any actions are necessary to address those concerns.
Why should I vote?
Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a shareholder of the Company.
How do I vote?
You may vote by any of the four methods listed below. If your stock is held in street name (in the name of a bank, broker, or other holder of record), please see “How do beneficial owners vote?” below.
Internet. Vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice of Internet Availability to access the proxy materials, or on the proxy card, if you received one by mail. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Tuesday, April 25, 2023.
Telephone. Vote by telephone by following the instructions on the Notice of Internet Availability to access the proxy materials, or on the proxy card, if you received one by mail. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Tuesday, April 25, 2023.
Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by Tuesday, April 25, 2023.
Meeting. You may attend and vote at the Annual Meeting.
The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.
If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?
No.
If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?
Yes.

USERS' GUIDE
How do beneficial owners vote?
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail from the shareholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.
Can I revoke my proxy?
Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:
•voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Time) on Tuesday, April 25, 2023;
•voting in person at the Annual Meeting;
•delivering to the Company's Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or
•giving notice to the inspector of elections at the Annual Meeting.

If you are a street name shareholder (for example, if your shares are held in the name of a bank, broker, or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
How many votes must be present to hold the Annual Meeting?
Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of the voting power of the outstanding shares of the Company entitled to vote at the meeting must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.
If a quorum is not present, the person presiding over the Annual Meeting in accordance with our Bylaws or, in the absence of such person, the holders of a majority of the voting power of shares of stock who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than as required by law. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
What is a broker non-vote?
The Nasdaq permits brokers to vote their customers’ stock held in street name on routine matters (“Discretionary Items”) when the brokers have not received voting instructions from their customers. The Nasdaq does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.
What routine matters will be voted on at the Annual Meeting?
Item 2, the ratification of the independent registered public accounting firm is the only “routine” matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.
What non-routine matters will be voted on at the Annual Meeting?
Item 1, the election of directors, Item 3, the advisory vote to approve our Named Executive Officer compensation and Item 4, the advisory vote to approve the frequency of future executive compensation advisory votes, are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

How many votes are needed to approve each of the proposals or, with respect to the advisory vote, to be considered the recommendation of the shareholders?
The Board recommends a vote FOR each of the following three Items:

Proposal	Vote Required	Page Number
Item 1 — Election of Directors	Majority of shares cast Director Resignation Policy - Directors required to submit resignation to the Board if more “against” votes than “for” votes are received Effect of Abstentions - None Effect of Broker Non-vote - None	1
Item 2 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2022	Majority voting power of shares present and entitled to vote thereon Effect of Abstentions - Vote against No Broker Non-votes - Discretionary Item	25
Item 3 — Advisory vote to approve the Company's Named Executive Officer compensation	Majority voting power of shares present and entitled to vote thereon Effect of Abstentions - Vote against Effect of Broker Non-vote - None	28
Item 4 — Advisory vote on the frequency of future executive compensation advisory votes	Majority voting power of shares present and entitled to vote thereon (if no frequency receives a majority vote, plurality of the shares) Effect of Abstentions - None No Broker Non-votes - None	67
Each of Items 2 and 3 will be approved if it receives the affirmative vote of a majority of the voting power of the shares entitled to vote and present in person or by proxy at the Annual Meeting. The affirmative vote of the voting power of the shares present entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of Item 4. However, because Item 4 has three possible substantive responses (every three years, every two years and every year), if no frequency receives the foregoing vote, then we will consider shareholders to have approved the frequency selected by holders of a plurality of the shares present and entitled to be voted. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.
Could other matters be decided at the Annual Meeting?
We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.
What is the Director Resignation Policy?
The Company’s Bylaws provide for the election of directors by a majority of votes cast and require a director nominee in an uncontested election who receives more votes “against” than votes “for” his or her election to tender his or her resignation to the Board of Directors for its consideration. In such event, the NG Committee would determine whether to accept such director’s resignation, subject to the Board of Directors’ final approval. Promptly following its decision, the Board will publicly disclose its decision together with a description of the process by which the decision was reached. The Company believes that this majority vote standard ensures accountability while preserving the ability of the Board to exercise its judgment in the best interest of all shareholders. Abstentions will not be taken into account in director elections.
Where can I find the voting results of the Annual Meeting?
We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless

USERS' GUIDE
only preliminary voting results are available at that time. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.chordenergy.com. Also, the referenced Form 8-K, any amendments thereto and other reports filed with or furnished to the SEC by the Company are available to you over the Internet at the SEC’s website at www.sec.gov.
How can I view the shareholder list?
In accordance with Delaware General Corporation Law, a complete list of shareholders of record entitled to vote at the Annual Meeting will be available for viewing, for purposes germane to the Annual Meeting, during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 1001 Fannin Street, Suite 1500, Houston, Texas 77002.
Who pays for the proxy solicitation related to the Annual Meeting?
The Company will bear all costs of solicitation. Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. None of our officers or employees will receive any extra compensation for soliciting you. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Broadridge Financial Solutions, Inc., an independent third party (“Broadridge”), to tabulate votes for a fee estimated not to exceed $10,000.
Who will tabulate and certify the vote?
Broadridge will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.
If I want to submit a shareholder proposal or director nomination for the 2024 Annual Meeting, when is that proposal or nomination due?
If you are an eligible shareholder and want to submit a proposal for possible inclusion in the proxy materials relating to the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal executive office, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, no later than November 17, 2023, unless the Company notifies the shareholders otherwise. We will only consider proposals that are timely and meet the requirements of SEC Rule 14a-8 as well as the procedures set forth in our Bylaws.
If you are an eligible shareholder and want to submit a director nominee for possible inclusion in the proxy materials relating to the 2024 Annual Meeting under the proxy access provisions of Section 3.14 of our Bylaws, your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal executive office no later than November 17, 2023. If you intend to utilize the universal proxy rules to include nominees for director election in the Corporation’s proxy card and solicit proxies for such nominees pursuant to SEC Rule 14a-19, you must provide proper written notice in accordance with the procedures set forth in Section 3.13 of our Bylaws and set forth all the information required by Rule 14a-19 to our principal executive offices no earlier than the close of business on the 120th day (December 28, 2023), and no later than the close of business on the 90th day (January 26, 2024), prior to the first anniversary date of the Annual Meeting. Provided, however, that in the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary date of the Annual Meeting, such notice must be received not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting and the 10th day following the Company's first public announcement of the date of the 2024 Annual Meeting. Finally, in the event that the date of the 2024 Annual Meeting is more than 30 days, but not more than 60 days, after the first anniversary date of the Annual Meeting, such notice must be received by the later of 60 days prior to the 2024 Annual Meeting and 10 days following the Company's first public announcement of the date of the 2024 Annual Meeting, unless our Bylaws provide for an earlier date.
Any shareholder of the Company who desires to submit a proposal or director nomination at the 2024 Annual Meeting, but does not wish to have such proposal or director nomination included in the Company’s proxy materials, must submit such proposal or director nomination to the Company at its principal executive offices so that it is received no earlier than the close of business on the 120th day (December 28, 2023), and no later than the close of business on the 90th day (January 26, 2024), prior to the first anniversary date of the Annual Meeting; provided, however, that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary date of the Annual Meeting, such notice must be received not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting and the 10th day following the Company's first public announcement of the date of the 2024 Annual Meeting. In addition to being proper for shareholder action and in compliance with applicable law, such director nomination must be submitted in accordance with, and include the information and materials required by, the Bylaws and, to the extent applicable, the Charter
How can I obtain a copy of the Annual Report on Form 10-K?
Shareholders may request a free copy of our Annual Report on Form 10-K by submitting such request to Investor Relations, Chord Energy Corporation, 1001 Fannin Street, Suite 1500, Houston, Texas, 77002, or by calling (281) 404-9500. Alternatively, shareholders can access our Annual Report on Form 10-K on the Company’s website at www.chordenergy.com and at www.proxyvote.com. Also, our Annual Report on Form 10-K and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s website at www.sec.gov.
Will I get more than one copy of the proxy statement and annual report if there are multiple shareholders at my address?
One copy of this proxy statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to shareholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be promptly sent upon written or oral request to any shareholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more shareholders with a shared address are currently receiving only one copy of the Proxy Materials, then the shareholders may request to receive multiple packages in the future, or if a shareholder is currently receiving multiple packages of the Proxy Materials, then the shareholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Chord Energy Corporation, 1001 Fannin Street, Suite 1500, Houston, Texas 77002 or by calling (281) 404-9500.
*****
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Melissa K. Buce
Assistant Secretary
Houston, Texas
March 16, 2023

Chord Energy

CHORD ENERGY CORPORATION
1001 FANNIN STREET, SUITE 1500
HOUSTON, TX 77002

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM. Eastern Time on April 25, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM. Eastern Time on April 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02860-P89370 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CHORD ENERGY CORPORATION

The Board of Directors recommends you vote FOR the following:

1. To elect nine directors to serve until the 2024 Annual Meeting:

Nominees:	**For**	**Against**	**Abstain**
1a. Douglas E. Brooks	☐	☐	☐
1b. Daniel E. Brown	☐	☐	☐
1c. Susan M. Cunningham	☐	☐	☐
1d. Samantha F. Holroyd	☐	☐	☐
1e. Paul J. Korus	☐	☐	☐
1f. Kevin S. McCarthy	☐	☐	☐
1g. Anne Taylor	☐	☐	☐
1h. Cynthia L. Walker	☐	☐	☐
1i. Marguerite N. Woung-Chapman	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2023.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote 1 Year for proposal 4.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To approve, on an advisory basis, the frequency of future executive compensation advisory votes.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V02861-P89370

CHORD ENERGY CORPORATION
Annual Meeting of Stockholders
April 26, 2023 9:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel E. Brown and Michael H. Lou, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Chord Energy Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Offices of Chord Energy Corporation, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Wednesday, April 26, 2023, at 9:00 AM. Central Time (the "Annual Meeting"), and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, "FOR" ITEMS 2 AND 3, AND "1 YEAR" FOR ITEM 4. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

Continued and to be signed on reverse side